UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BALLY’S CORPORATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on May 18, 2021

To the Shareholders of Bally’s Corporation:

You are cordially invited to attend the 2021 annual meeting of shareholders of Bally’s Corporation to be held virtually on May 18, 2021 at 2:00 p.m. Eastern Time. You may access the annual meeting via the internet through a virtual web conference at www.virtualshareholdermeeting.com/BALY2021.
The Board of Directors determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost.
You may vote if you held common shares of Bally’s as of the close of business on March 19, 2021. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting.
The following items are to be voted on at the annual meeting:

1.	To elect the following nominees to hold office for a term of three years:
Terrence Downey, Jaymin B. Patel and Wanda Y. Wilson;
2.	To approve an increase in the number of authorized shares of common stock;
3.	To approve the creation of a new class of preferred stock;
4.	To approve the addition of provisions in our charter required by New Jersey regulators;
5.	To approve the Bally’s Corporation 2021 Equity Incentive Plan;
6.	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
7.	To transact other business, if any, that may properly come before the annual meeting or any adjournments or postponements.

You may vote your shares in advance of the meeting via the internet, by telephone or by mail or by attending and voting online at the 2021 Annual Shareholder Meeting via www.virtualshareholdermeeting.com/BALY2021. Please refer to the section “How do I vote?” in the proxy statement for detailed voting instructions. Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy card or vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 (toll free) as soon as possible to ensure that your shares are represented at the meeting.

To participate in the virtual meeting, you will need the 16-digit control number included on your notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 2:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:00 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

We look forward to speaking with you at the meeting.

By Order of the Board of Directors

Soohyung Kim
Chairman of the Board of Directors
April 8, 2021

BALLY’S CORPORATION
100 Westminster Street
Providence, Rhode Island 02903

PROXY STATEMENT
Annual Meeting of Shareholders
to be virtually held on May 18, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bally’s Corporation annual meeting of shareholders to be virtually held on May 18, 2021 at 2:00 p.m. Eastern Time. Shareholders of record as of the close of business on March 19, 2021 can attend the annual meeting online, including to vote and/or to submit questions at www.virtualshareholdermeeting.com/BALY2021. As used in this proxy statement, references to the “Company,” “Bally’s,” “we,” “our” or “us” mean Bally’s Corporation and all entities included in our consolidated financial statements.

The proxy materials for the annual meeting, including this proxy statement and our 2020 annual report to shareholders, are available over the internet at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

You are being sent this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you need to know to vote at the meeting. To vote your shares, please simply sign, date and return the enclosed proxy card or vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 (toll free) so that it is received by 11:59 p.m. Eastern Time the day before the meeting date.

Record Date. Only shareholders of record as of the close of business on March 19, 2021 will be entitled to notice of and to vote at the annual meeting and any postponement or adjournments thereof. As of March 19, 2021, 30,925,545 common shares were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and shareholders may vote in advance of the meeting via the internet, by telephone or by mail, or by attending and voting online at the 2021 Annual Shareholder Meeting.

Quorum. One-third of the common shares entitled to vote at the annual meeting, represented online or by proxy, or as instructed herein virtually will constitute a quorum for the transaction of business at the meeting. Common shares represented online, by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the meeting.

Notice and Access. In accordance with rules approved by the Securities and Exchange Commission, we furnish proxy materials to our shareholders over the internet. On or about April 8, 2021, we mailed to all shareholders of record as of the close of business on March 19, 2021, a notice containing instructions on how to access our Annual Report to Shareholders, which contains our audited consolidated financial statements for the fiscal year ended December 31, 2020; our proxy statement; proxy card; and other items of interest to shareholders on the internet website indicated in our notice, at www.proxyvote.com, as well as instructions on how to vote your shares of common stock in connection with the annual meeting. That notice also provided instructions on how you can request a paper copy of our proxy materials and Annual Report to Shareholders if you desire.

Required Vote. Proposal 1 is based on plurality voting, which means the director nominees who receive the most votes will be elected even if less than a majority. Only Messrs. Downey and Patel and Ms. Wilson have been duly nominated for election. As such, a shareholder may vote to “withhold” but doing so will not affect the results of the election.

Proposals 2, 3 and 4 require the affirmative vote of a majority of shares outstanding and entitled to vote thereon. A vote “against” or “abstain” will have the effect of a negative vote.

Proposals 5 and 6 require the affirmative vote of a majority of the votes cast at the meeting online or by proxy. A vote “against” or “abstain” will have the effect of a negative vote.

PROPOSAL		Board Recommendation	Page
PROPOSAL 1	Election of Directors	FOR	4
PROPOSAL 2	Increase in number of authorized shares of common stock	FOR	33
PROPOSAL 3	Approve the creation of a new class of preferred stock	FOR	35
PROPOSAL 4	Approve the addition of provisions in our Charter required by New Jersey regulators	FOR	38
PROPOSAL 5	Approve the Bally’s Corporation 2021 Equity Incentive Plan	FOR	40
PROPOSAL 6	Ratification of Independent Auditor	FOR	45

We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the meeting for a vote, then the persons named as proxies would have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the meeting.

Broker Non-Votes. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares.

Brokers do not have discretionary authority to vote on election of directors and therefore there may be broker non-votes with respect to that vote. Broker non-votes will not affect the outcome of the vote on director election and will not be counted in determining the number of shares necessary for approval of such proposal. Brokers have discretionary authority to vote on ratification of Deloitte & Touche, LLP as our independent registered public accounting firm, and therefore no broker non-votes are expected in connection with that vote.

Method and Expenses of Solicitation. Proxies may also be solicited personally and by telephone or facsimile or other electronic means by our regular employees, without any additional remuneration. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

Shareholders of Record. If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Shareholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

Beneficial Shareholders. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the internet.

Attendance at the Virtual Annual Meeting. To participate in the virtual meeting, you will need the 16-digit control number included on your notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 2:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:00 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

Revocation of Proxies. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to our Secretary at our principal executive offices at Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903, Attn: Secretary or by submission of another proxy bearing a later date. In addition, shareholders of record attending the meeting online may revoke their proxies at any time before they are exercised.

Your vote is important. Whether or not you plan to attend the virtual annual meeting, we urge you to sign, date and return the enclosed proxy card or vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 (toll free) as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card will not affect your right to attend the meeting or vote your shares online. If you complete, sign and submit your proxy card, the persons named as proxies will vote your shares in accordance with your instructions. If you sign and submit a proxy card but do not fill out the voting instructions on the proxy card, your shares will be voted as recommended by our Board. If any other matters are properly presented for voting at the meeting, or any adjournments or postponements of the meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote your shares in accordance with their best judgment. As of the date of this proxy statement, we have not received notice of other matters that may properly be presented for voting at the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, shareholders will vote to elect the three persons identified below to serve in the class of directors for a term of three years expiring at the 2024 annual meeting of shareholders and thereafter until their respective successors are duly elected and qualified or until the earlier of their resignation, death or removal.

Directors will be elected by the affirmative vote of the holders of a plurality of the shares represented online or by proxy at the meeting. Shareholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Any shareholder submitting a proxy has the right to withhold authority to vote for an individual nominee by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted “for” the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors

Terrence Downey, Jaymin B. Patel and Wanda Y. Wilson have been nominated to serve as directors by our Board, based upon the recommendation of our Nominating and Governance Committee. The following table sets forth certain information regarding the nominees:

Name and Age of Nominee	Biographical Information
Terrence Downey Age 66
Mr. Downey has served as an independent director of Bally’s since January 2019. Mr. Downey served as the President and Chief Operating Officer of SLS Las Vegas from January 2017 to July 2017. Earlier in his career, Mr. Downey served as the President and General Manager of Aliante Gaming LLC from November 2012 through October 2016. Prior to joining Aliante Gaming LLC, Mr. Downey worked numerous years as Vice President and General Manager at multiple Station Casinos locations. Mr. Downey brings valuable experience with his demonstrated history of working in the hospitality industry and strong business development skills.

Jaymin B. Patel Age 53
Mr. Patel has served as an independent director of Bally’s Corporation since January 2021. He currently serves as a Director, President & CFO of Clarim Acquisition Corp., a Special Purpose Acquisition Company. In addition, Mr. Patel is the Executive Chairman of Cloud Agronomics Inc., an agriculture technology company providing geospatial imaging and next generation analytics on soil organic carbon and crop performance. From 2015 -2018, Mr. Patel served as the CEO and Director of Brightstar Corporation, a $10+ billion SoftBank global wireless device services company. Prior to that, Mr. Patel served as President and CEO of GTECH Corporation (now IGT) from 2008 to 2015, President and COO in 2007 and CFO of GTECH Holdings Corporation from 2000 to 2006 (NYSE:GTK), and as CFO of Lottomatica SPA from 2006 to 2007 (Milan:LTO.MI). Additionally, Mr. Patel has served on the Board of Directors of Willis Tower Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, since 2013. Mr. Patel is also a Director of Rip Van, a provider of healthy wafels; a Board Member and operating partner of Grow Materials, a sustainable supply chain company; and Chairman of the Foundation Board of the Community College of Rhode Island. Mr. Patel will provide valuable experience in the gaming industry as well as financial expertise.

Name and Age of Nominee	Biographical Information
Wanda Y. Wilson Age 71
Ms. Wilson has served as an independent director of Bally’s since May 2019. She presently serves as the Chair of Bally’s Audit Committee and Chair of the Bally’s Compliance Committee. Additionally she has served on several nonprofit boards and currently serves on the Board of Advisors at the University of Minnesota Walter Mondale School of Law. In 2019 Ms. Wilson retired from her role as Chief Operating Officer, General Counsel and Secretary of the Tennessee Education Lottery Corporation (the “TEL”). She joined the TEL in 2003 as Executive Vice President and General Counsel and was promoted to Chief Operating Officer in 2013. Prior to joining the TEL, Ms. Wilson was employed at the Georgia Lottery Corporation, where she served as the Senior Vice President and General Counsel for 10 years. Earlier in her career, she was an investment banker with E.F. Hutton and the Northern Trust Bank. Ms. Wilson has brought valuable experience to Bally’s as an accomplished attorney with nearly 30 years of executive management experience in the public gaming industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE.

Continuing Directors

The following table sets forth information relating to our directors who will continue to serve as directors until the expiration of their respective terms of office:

Name and Age of Director	Biographical Information
Soohyung Kim Age 46 Term expires: 2022
Mr. Kim has served as an independent director of Bally’s Corporation since 2016. Mr. Kim is the Founding Partner of Standard General L.P., an investment firm, and is the firm’s Managing Partner and Chief Investment Officer. Standard General L.P. beneficially owns 36.4% of our outstanding common shares. Mr. Kim has been investing in special situations strategies since 1997, including as co-founder of Cyrus Capital Partners from 2005 to 2007 and at Och-Ziff Capital Management from 1999 to 2005, where he was a Principal and co-founder of its fixed income business. Prior to joining Och-Ziff Capital Management, Mr. Kim was an analyst for the Capital Management Group at Bankers Trust Company from 1997 to 1999. Mr. Kim is a Director of Coalition for Queens, a Director and Treasurer of the Cary Institute of Ecosystem Studies and the President of the Stuyvesant High School Alumni Association. Mr. Kim is a former member of the board of directors of Greektown Superholdings and Media General, Inc. and the board of managers of ALST Casino Holdco, LLC. Mr. Kim was an officer and director of General Wireless Operations Inc. and certain affiliates within two years of its bankruptcy filing. Mr. Kim’s knowledge of markets enhances the ability of Bally’s to make strong financial judgments and generate long-term shareholder value.

George T. Papanier Age 63 Term expires: 2023
Mr. Papanier's association with Bally’s Corporation began in 2004 when he served as the Chief Operating Officer, an appointment he held until February 2011 when he was then appointed to the role of President and Chief Executive Officer. His career in the gaming industry spans some 36 years. Prior to joining Bally’s, Mr. Papanier served in the same capacity for Peninsula Gaming with properties in Iowa and Louisiana, from 2000-2004 and as Chief Operating Officer for Resorts Casino Hotel in Atlantic City, New Jersey from 1997 to 2000. Both positions involved strategic and tactical planning for the resorts and supervision of major renovation and construction projects. He was also active in evaluating potential acquisitions and development projects for the two organizations.
From 1995 to 1997 he served as Chief Financial Officer for both Sun International Hotels Limited in the Bahamas and Mohegan Sun Casino in Uncasville, Connecticut. Earlier in his career he served in executive operations capacities for Hemmeter Enterprises in Denver, Colorado and in an executive financial capacity for Trump Plaza Hotel and Casino in Atlantic City. Mr. Papanier is a graduate of Rowan University where he received a B.A. in Business Administration and Accounting. He is a Certified Public Accountant and served as Treasurer of the Casino Association of New Jersey in 1999 to 2000. With more than 36 years of experience in the gaming industry and 17 years with Bally’s, Mr. Papanier brings to Bally’s and its Board an in-depth understanding of Bally’s, its strategy and the gaming industry generally.

Name and Age of Director	Biographical Information
Jeffrey W. Rollins Age 56 Term expires: 2023
Mr. Rollins has served as an independent director of Bally’s since May 2019. Mr. Rollins has extensive experience in gaming, having previously served as an independent director at Dover Downs, a position he held from 2002 to 2019. He joined Ashford Capital Management in August 2013 as Managing Director and Managing Member, Osprey Advisors. Prior to joining Ashford, he founded J.W. Rollins & Associates, which focused on investing in and building established and early stage growth companies. He was also a Partner and Managing Director of C2 Partners a private equity fund focused on growth companies. Previously, Mr. Rollins held leadership positions in specialty pharmacy benefits manager SUNRx, retail real estate developer Brandywine Center Management and Rollins Environmental Services (NYSE: REN), a leading hazardous waste management company. Mr. Rollins currently serves on the Board of Dover Motorsports (NYSE: DVD) and the Duke University Fuqua School of Business, Board of Visitors. Mr. Rollins brings valuable experience and first-hand knowledge of Dover Downs, which has aided in its integration with Bally’s and in respect of investments generally.

CORPORATE GOVERNANCE

Board of Directors

Our Board is currently comprised of six members and has the following four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Compliance Committee. The membership and functions of each standing committee are described below. Each standing committee operates under a written charter which, along with our Code of Business Conduct and Corporate Governance Guidelines, can be found on the Investors—Governance section of our website at www.ballys.com. The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with Securities and Exchange Commission (the “SEC”).

Board Meetings

During the year ended December 31, 2020, our Board held 13 meetings, including telephonic meetings. During this period, all of the existing directors attended or participated in at least 90% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served. The independent directors met without management present at each of the regular quarterly meetings of the Board in 2020.
Director Attendance at Annual Meetings of Shareholders
Although we do not have a formal policy regarding attendance by members of our Board at our annual meetings of shareholders, we encourage the members of our Board to attend such meetings. All of our directors attended last year’s annual meeting of shareholders held on May 19, 2020.
Director Independence

Under the rules of the New York Stock Exchange (the “NYSE”), independent directors must comprise a majority of our Board. Our Board has undertaken a review of the independence of each director based upon definitions promulgated by the SEC and the rules of the NYSE and, applying these standards, our Board has affirmatively determined that each of Messrs. Downey, Kim, Patel, Rollins and Ms. Wilson qualify as an independent director under applicable rules. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant.

Board Leadership Structure

Since December 2019, Soohyung Kim has served as Chairman of our Board. Our Board has considered this leadership structure and believes it currently provides the most efficient and effective leadership model for Bally’s by enhancing both the Chairman’s and Chief Executive Officer’s ability to provide clear insight and direction of business strategies and plans to both our Board and management. Separating the role of Chairman of the Board and our Chief Executive Officer ensures that each individual is able to more exclusively focus on their role. Our Board has not appointed a lead independent director at this time.

Ability of Shareholders to Communicate with our Board

We have established several means for shareholders, interested parties and others to communicate with our Board. If a shareholder or interested party has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of the Audit Committee in care of our Secretary at our corporate office address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Nominating and Governance Committee in care of our Secretary at our corporate office address. If a shareholder or interested party is unsure as to which category the concern relates, the shareholder may communicate it to any one or more of the independent directors in care of our Secretary at our corporate office address. All such shareholder communications will be forwarded to the applicable director(s), unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Bally’s or its business or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Audit Committee

Our Audit Committee currently consists of Ms. Wilson (Chair) and Messrs. Downey, Patel and Rollins. Our Board has determined that each of the members is independent under the NYSE and SEC standards, and that each are financially literate within the requirements of the NYSE listing standards. Our Board has also determined that Ms. Wilson qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC and NYSE requirements.

The Audit Committee operates under a written charter adopted by the Board. The primary duties and responsibilities of the Audit Committee are to (1) assist the Board in fulfilling its oversight responsibilities with respect to (a) the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications, independence and performance, and (d) the performance of the Company’s internal audit function; (2) prepare the Committee’s report to be included in the Company’s annual proxy statement; (3) advise and consult with management and the Board regarding the financial affairs of the Company; and (4) appoint, compensate, retain, terminate and oversee the work of the Company’s independent auditors. The responsibilities and activities of the Audit Committee are described in greater detail in the report included in this proxy statement under the caption “Report of the Audit Committee.”

The Audit Committee held six meetings during the year ended December 31, 2020. The Audit Committee also held executive sessions on several occasions during the year with company management not present.

Compensation Committee

Our Compensation Committee currently consists of Mr. Rollins (Chair), Ms. Wilson and Mr. Downey. Our Board has determined that each member is independent under the NYSE and SEC standards. All members of our Compensation Committee are also “non-employee directors” under SEC standards.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is responsible for decisions relating to all compensation plans, policies and perquisites as they affect the CEO and other executive officers and may form and delegate authority to subcommittees when it deems appropriate. Among other things, the role of the Compensation Committee is to: (1) establish and review executive compensation policies and programs; (2) review and approve executive officer compensation; (3) recommend incentive compensation plans; (4) recommend equity-based plans; (5) administer compensation plans; (6) review annually and determine the peer group(s) used for benchmarking executive compensation levels; (7) oversee regulatory compliance; (8) review employment agreements and severance agreements; (9) oversee management continuity; (10) review director compensation; (11) determine and review stock ownership guidelines; and (12) review compensation discussion and analysis.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director or executive officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. Bally’s will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm, independent counsel or other independent advisors hired by the Compensation Committee.

The Compensation Committee held four meetings during the year ended December 31, 2020. Our President and Chief Executive Officer does not participate in deliberations concerning, and was not present for the vote on, his compensation arrangements. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Compensation Discussion and Analysis.”
Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Mr. Downey (Chair), Messrs. Patel and Rollins and Ms. Wilson. Our Board has determined that each member is independent under the NYSE and SEC standards.

The Nominating and Governance Committee operates under a written charter adopted by the Board. The primary purpose of the Nominating and Governance Committee is to identify individuals it determines to be qualified to become members of the Board, recommend candidates to fill vacancies on the Board and newly created director positions, recommend whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms, recommend corporate governance guidelines applicable to the Board and the Company’s employee, oversees the evaluation of the Board and its committees and assess and recommend members of the Board to the Board for committee membership. No person may serve as a member of the Board or be elected or nominated for election to the Board, unless such person has been licensed to serve as a member of the Board by the applicable gaming authorities at the time of such service, election or nomination.

The Nominating and Governance Committee held one meeting during the year ended December 31, 2020.

Compliance Committee

Our Compliance Committee currently consists of: Ms. Wilson (Chair), Mr. Crisafulli, Executive Vice President, Strategy & Operations, and Mr. Papanier. The Compliance Committee was formed by the Board and operates under a written charter adopted by the Board. The primary purpose of the Compliance Committee is to establish and administer the Company’s compliance program (the “Compliance Program”) and develop, initiate, maintain and revise compliance policies and procedures to prevent illegal, unethical, or improper conduct. Among other things, the role of the Compliance Committee is to: (1) periodically review the Code of Business Conduct to ensure continuing relevance in providing guidance to management and employees and, if applicable, recommend updates to the Code to the Board; (2) maintain reasonable current knowledge of laws and regulations; (3) respond to alleged material violations of rules, regulations, policies, procedures and the Code of Business Conduct as identified by the compliance officer by evaluating or recommending the initiation of investigative procedures; (4) act as an independent review and evaluation body with the objective of ensuring that identified compliance issues within the Company are evaluated, investigated and resolved; (5) identify potential areas of compliance vulnerability and risk, develop and implement corrective action plans determined to be appropriate for resolution of compliance issues and provide general guidance on how to avoid and address similar situations in the future; (6) monitor anti-money laundering requirements and compliance; (7) monitor the compliance communication program for the Company; (8) monitor the performance of the Compliance Program and related activities on a continuing basis, taking appropriate steps to improve its effectiveness; and (9) provide updates to the Audit Committee, as necessary, regarding the operation and progress of compliance efforts.

The Compliance Committee held three meetings during the year ended December 31, 2020.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our exposure to risk. The Board is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists our Board in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. Our other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Governance Committee was formed to manage risks associated with the independence of the Board, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed of risks we face through reports from our committees and management.

Corporate Social Responsibility

Bally’s is deeply committed to its people, communities and environmental footprint incorporating environmentally sustainable and socially responsible practices into its business operations. In fiscal 2020, we undertook an Environmental, Social and Corporate Governance (“ESG”) assessment involving key stakeholders to identify the areas that we believe will drive greater value for the communities we serve and our broader business. Additionally, we created an executive steering committee to oversee the implementation of our ESG initiatives and provide executive sponsorship for our ESG strategy and goals. The ESG steering committee is comprised of a group of leaders across the organization with various backgrounds and work experience to foster and establish consistency, formalization and progression relative to corporate social responsibility. In conjunction with the Board and executive management, the ESG steering committee has established the following mission statement:

“Bally’s is committed to improving the communities in which we operate, promoting a diverse and inclusive workplace for our valued team members, and taking decisive action to minimize our environmental footprint. We strive to make a positive impact and embrace our responsibility to promote sustainable business practices and responsible gaming.”

Bally’s ESG Steering Committee established five specific areas of focus, each of which has their own respective mission statements. Examples of our ESG initiatives and commitment to improving are highlighted below:

Community & Philanthropy. “Improving the Communities in Which We Operate Through Corporate Social Responsibility” - Bally’s has multiple active 501 (c)(3) funds to act as a conduit for charitable donations and make a greater impact in the communities in which we operate. Bally’s donates to local non-profit organizations chosen by our properties. In addition, during 2020, Bally’s employees donated more than 4,350 hours to various community service efforts.

As a pillar of our hiring practices, Bally’s actively considers local applicants, military personnel and first responders. The Company donates to local Veteran Homes and has hosted Veteran career fairs to actively recruit military personnel and connect them with prospective employers, and provides free admission for Veterans and active-duty military personnel during “live” season and donates event tickets to Veterans.

Bally’s is committed to vendor diversity by assisting minority and/or women-owned businesses in our communities through our local sourcing of products and services.

In 2021, the Company will be launching its Education Giving Campaign. This campaign is expected to include the establishment of grants, likely in the form of scholarships and direct student aide, and the opportunity for employment and training, focusing on a number of Historically Black Colleges and Universities as well as select other schools in our communities. We will encourage our employees to actively participate in curriculums via seminars, classes and mentoring. In addition, we are seeking to establish a formal internship program which will provide real-world experience that affords college students greater opportunity for development and learning.

Employees. “Become the Employer of Choice by Creating a Culture of Diversity and Inclusion” - In light of the COVID-19 pandemic, Bally’s has adopted robust, enhanced safety measures across our properties to protect our associates and create safe environments for our valued guests. These measures are all compliant with local gaming and health regulators’ requirements and include screening team members and guests upon entering our properties, use of thermal imaging cameras, enforcement of social distancing guidelines, including spacing between VLTs and limited table games, frequent cleaning and sanitizing protocols for all areas, mask protection, and public awareness signage.

We are committed to a diverse workforce. Bally’s requires diversity and non-discrimination training for employees, including how to recognize discrimination, file a complaint and steps that employees can take to support colleagues and promote a more inclusive workplace. Bally’s also provides courses on diversity, sensitivity and stereotyping complete with case studies, and has rolled out our “Walk in my Shoes” Program, which allows employees to work temporarily in another position to benefit the employee and community by providing increased perspective across the Company.

Bally’s engages in a number of employee wellness initiatives, including an annual blood drive, wellness fair, flu shot clinic, weight loss program, employee dining programs and a property sanitation program, in addition to a weekly wellness communication distribution to employees providing helpful tidbits on health initiatives and best practices. The Company also offers a wellness fund through our medical benefits provider which gives associates the opportunity to earn health conscious rewards through the completion of certain wellness initiatives.

For employees seeking higher education, we have a program to help alleviate the high costs of tuition so employees can earn advanced degrees and return to the company as more accomplished individuals, better positioned to contribute to our organization. During 2020, we contributed more than $200,000 to employees for higher education tuition.

As we move forward, Bally’s is implementing new employee focused programs as well. One such program is a formal Management Development Program across our portfolio of brick-and-mortar properties. This two-year management training program will be rotational in nature providing exposure to both front and back-of-the-house operations, enabling management the opportunity to identify and recruit high performing talent.

Environment. “Environmental Stewardship Through Innovation and Conservation” - Since 2011, Bally’s has successfully reduced our carbon footprint by an average of more than 2+ tons per year at our Twin River Casino Hotel property in Rhode Island. We have successfully converted lightbulbs to modern, energy efficient models at multiple properties, in addition to switching from oil and other fuel sources to cleaner, more efficient natural gas sources at multiple properties. We also have solid waste recycling programs at multiple properties with the goal of reducing waste tonnage by 5% by eliminating recyclables from the waste stream.

Bally’s participates in demand response and energy curtailment programs run by local utilities and regional power distribution organizations to remove part or all of the electric load from the utility grid on peak days (when requested) to save energy, reduce the need for fossil fuel power plants and help integrate renewable energy onto the electric grid by providing increased sustainability.

Bally’s is actively working to establish enterprise-wide short and long-term goals in regard to environmental sustainability with the target of finalizing these in 2021. The Company continues to explore numerous environmentally friendly programs, including a goal to provide electric vehicle charging stations at as many of our properties as possible, increasing participation in demand response and energy curtailment programs, enrolling our hotel properties in the “Clean The World” soap recycling program, and establishing a company-wide “green team” program to focus on enterprise-wide initiatives.

Governance. “Value Creation Through Superior Corporate Governance” - Bally’s has developed and maintained robust corporate governance documents, including our Code of Business Conduct, Corporate Governance Guidelines, Bylaws and Charters. We have also created an ESG Steering Committee to oversee and provide executive sponsorship for our corporate ESG strategy, goals and initiatives. Bally’s is committed to maintaining a diverse make-up of our Board, including diversity of race, gender, ethnicity and experience.

At Bally’s, data privacy and security is essential to the trust of our guests and employees. We work hard to ensure that our team members are aware of and supported by technology to protect everyone, and we continually evaluate and update our procedures and training in this area.

Bally’s requires all property leaders, all new hires and rehires, and all employees handling or verifying large current transactions to undertake a series of annual trainings on anti-money laundering practices to ensure proper compliance.

Responsible Gaming & Guest Safety. “Ensuring Patrons Enjoy our Gaming and Non-Gaming Amenities Safely” - Responsible Gaming is a top priority for Bally’s. The Company has a corporate policy which requires all employees to be trained on responsible gaming to ensure staff members are prepared to provide assistance to individuals who may be unable to keep their gambling at responsible levels. In 2020, Bally’s spent more than 4,500 hours training staff members on responsible gaming measures.

Bally’s is a member of the National Council on Problem Gambling. Our properties participate in Responsible Gaming programs provided by their respective regulators including self-exclusion programs. Certain Bally’s properties have Responsible Gaming Champions that are provided additional training to support this initiative.

DIRECTOR COMPENSATION

Pursuant to the Company’s non-employee director compensation policy, non-employee directors (other than Mr. Kim who declined compensation for his service as a Bally’s director in 2020) were paid an annual retainer of $120,000, consisting of $60,000 in cash paid in equal installments quarterly and $60,000 in the form of an annual grant of Bally's restricted stock awards which vest in full in one installment on the earlier of the first anniversary of the grant date and the date of the Company’s annual meeting that occurs in the year immediately following the grant date year. The Chair of each of the committees of the Board receives an additional $60,000 cash retainer annually, paid in equal installments quarterly. In addition, new members of the Board receive a one-time equity grant with a grant date value of $100,000 on the grant date.

The Board designed the director compensation program to attract and retain talented directors with the relevant skills and capabilities, to fairly compensate directors for the work required, to recognize the individual roles and responsibilities of the directors and to align directors’ interests with the long-term interests of Bally’s shareholders.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Mr. Rollins (Chair), Ms. Wilson and Mr. Downey. None of these Compensation Committee members are a current or former Bally’s officer or employee. During 2020, none of Bally’s executive officers served on the Board or Compensation Committee of any entity that had one or more of its executive officers serving on Bally’s Board or the Compensation Committee.

Director Compensation Table for 2020

The following table provides compensation information for the year ended December 31, 2020. Mr. Papanier does not receive compensation for his service as a director because he is an employee of Bally’s. Mr. Kim has declined compensation for his service as a Bally’s director. Mr. Patel was appointed as a director in January 2021 and therefore, had no compensation in 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Terrence Downey	120,005	249,895	—	—	—	369,900
Soohyung Kim	—	—	—	—	—	—
Jeffrey W. Rollins	105,005	249,895	—	—	—	354,900
Wanda Y. Wilson	157,500	249,895	—	—	—	407,395

(1)	This column shows the amount of cash compensation earned for service on the Board and its committees. During 2020, to further align director interests with shareholders and to conserve cash in light of the impact of the COVID-19 pandemic, the Board determined to pay the cash portion of the non-employee director annual retainer in shares of Company common stock instead of cash while the majority of operations were shut down.
(2)	The amounts contained in this column represent the grant date fair value for the restricted stock awards, including unvested restricted stock awards, granted in 2020 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation (“ASC 718”). The grant date fair value for restricted stock awards is calculated using the intrinsic value method based on the closing price of our common stock on the NYSE on the date of grant. On May 19, 2020, Ms. Wilson and Messrs. Downey and Rollins each received a restricted stock award (“RSAs”) with a grant date fair value of $60,000. On December 30, 2020, Ms. Wilson and Messrs. Downey and Rollins each received a fully vested other stock award, with a grant date fair value of $189,895. Messrs. Downey and Rollins and Ms. Wilson each have 3,413 unvested RSAs outstanding as of December 31, 2020.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Bally’s as of the date of this proxy statement (other than our President and Chief Executive Officer, George T. Papanier, whose biographical information is provided above under “Election of Directors”) is set forth below. Executive officers serve at the discretion of our Board and until their successors have been duly appointed and qualified, unless sooner removed by the Board. There are no family relationships between our directors and executive officers.

Executive Officers:

Name	Age	Position
George T. Papanier	63	President and Chief Executive Officer
Stephen H. Capp	58	Executive Vice President and Chief Financial Officer
Marc A. Crisafulli	52	Executive Vice President, Strategy & Operations
Craig L. Eaton	56	Executive Vice President, General Counsel and Compliance Officer

George T. Papanier

Mr. Papanier’s association with Bally’s Corporation began in 2004 when he served as the Chief Operating Officer, an appointment he held until February 2011 when he was then appointed to the role of President and Chief Executive Officer. His career in the gaming industry spans some 35 years. Prior to joining Bally’s Mr. Papanier served in the same capacity for Peninsula Gaming with properties in Iowa and Louisiana, from 2000 to 2004 and as Chief Operating Officer for Resorts Casino Hotel in Atlantic City, New Jersey from 1997 to 2000. Both positions involved strategic and tactical planning for the resorts and supervision of major renovation and construction projects. He was also active in evaluating potential acquisitions and development projects for the two organizations. From 1995 to 1997 he served as Chief Financial Officer for both Sun International Hotels Limited in the Bahamas and Mohegan Sun Casino in Uncasville, Connecticut. Earlier in his career he served in executive operations capacities for Hemmeter Enterprises in Denver, Colorado and in an executive financial capacity for Trump Plaza Hotel and Casino in Atlantic City. Mr. Papanier is a graduate of Rowan University where he received a B.A. in Business Administration and Accounting. He is a Certified Public Accountant and served as Treasurer of the Casino Association of New Jersey in 1999 to 2000.

Stephen H. Capp

Mr. Capp has served as Executive Vice President and Chief Financial Officer of Bally’s Corporation since January 2019. Mr. Capp previously served as a member of the Bally’s Board from 2012 through 2018. From 2003 to 2011, Mr. Capp served as Chief Financial Officer of Pinnacle Entertainment, a gaming and hospitality company in Las Vegas. Prior to working at Pinnacle Entertainment, Mr. Capp was a Managing Director at Bear Stearns from 1999 to 2003 and prior to that was a Managing Director at BancAmerica Securities. Mr. Capp received a B.S. in Finance from the University of Arizona and an MBA from The Wharton School at the University of Pennsylvania.

Marc A. Crisafulli

Mr. Crisafulli has served as Executive Vice President, Strategy & Operations as well as other roles since May 2019. Mr. Crisafulli is responsible for the Company’s pursuit of strategic initiatives and directs the Company’s government and public affairs for all of Bally’s properties nationwide. Mr. Crisafulli was also appointed by the Board as the executive sponsor for the Company’s ESG initiatives in 2020. Mr. Crisafulli most recently served as the President of the US&C and Global Device Protection for Brightstar Corporation, a Softbank Company, where he was responsible for a $5 billion region, based outside of Chicago, with operations in the United States and Canada as well as a $300 million global division with operations on five continents. Prior to that he was an active member of the Rhode Island business community having served as managing partner of Hinckley, Allen & Snyder as well as a senior executive and general counsel for GTECH Corporation, now IGT.

Craig L. Eaton

Mr. Eaton is the Executive Vice President, General Counsel and Compliance Officer of Bally’s. He has been associated with the Company since 2005 and has over 25 years of legal, regulatory and business experience. Mr. Eaton was a partner at the law firm of Adler, Pollock & Sheehan, chairing its regulatory and compliance practice group from 1998 through 2004. From 1995 to 1998, Mr. Eaton was General Counsel to the Narragansett Electric Company. A 1987 cum laude graduate of Union College and 1990 graduate of Boston College Law School, he is an active participant on various charitable and civic boards and is a volunteer coach for various youth sports organizations.

OWNERSHIP OF SECURITIES AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership of our common shares as of March 19, 2021 for (1) each shareholder known by us to beneficially own more than 5% of our common shares, (2) each of our current directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The percentage of ownership indicated in the following table is based on 30,925,545 common shares issued and outstanding on March 19, 2021.

Information with respect to beneficial ownership has been furnished by each director and executive officer and with respect to beneficial owners of more than 5% of our common shares, by filings made with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common shares shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 19, 2021 are deemed outstanding, as well as any common shares that such person has the right to acquire upon the vesting of restricted stock units within 60 days after March 19, 2021, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, the mailing address of each shareholder is c/o Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903.

Beneficial Owners	Number of Shares Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Soohyung Kim(1)	11,251,159	36.4%
Terrence Downey	14,472	*
Jaymin B. Patel	5,655	*
Jeffrey W. Rollins(2)	76,047	*
Wanda Y. Wilson	15,471	*
George T. Papanier(3)	345,293	1.1%
Stephen H. Capp(4)	313,682	1.0%
Marc A. Crisafulli	33,267	*
All directors and executive officers, as a group (9 persons)	12,186,343	39.4%
Standard RI Ltd (1)	11,251,159	36.4%
PAR Investment Partners, L.P.(5)	2,752,184	8.9%
* Less than 1%
(1)
Consists of 11,251,159 common shares of Bally’s held by Standard RI Ltd. Standard General L.P. serves as investment manager to Standard RI Ltd and, in that capacity, exercises voting and investment control over the shares held by Standard RI Ltd. Soohyung Kim is the managing partner and chief investment officer of Standard General L.P. Each of Mr. Kim and Standard General L.P. disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares.

(2)	Consists of 72,638 common shares of Bally’s held by Mr. Rollins in a brokerage margin account and as such have been pledged as security for the account and 3,409 common shares of Bally’s held by a Limited Liability Corporation over which Mr. Rollins has sole voting and investment power.
(3)	Consists of 327,293 common shares of Bally’s held by Mr. Papanier and 18,000 common shares of Bally’s held in trust.
(4)	Consists of 310,682 common shares of Bally’s held by Mr. Capp and 3,000 common shares of Bally’s held by Mr. Capp’s wife. Mr. Capp disclaims beneficial ownership of these 3,000 common shares.
(5)
Amounts beneficially owned by PAR Investment Partners, L.P. are based solely on an amended Schedule 13G filed with the SEC on February 16, 2021. The sole general partner of PAR Investment Partners, L.P. is PAR Group II, L.P. The sole general partner of PAR Group II, L.P., is PAR Capital Management, Inc. Each of PAR Group II, L.P. and PAR Capital Management, Inc. may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners, L.P. The address reported in the Schedule 13G for these entities is 200 Clarendon Street, Floor 48, Boston, Massachusetts 02116.

EXECUTIVE COMPENSATION

As an “emerging growth company” under the Jumpstart Our Business Startups (JOBS) Act, the Company is eligible for certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, an exemption from the requirement to provide information relating to the ratio of total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all of the Company’s employees, as required by the Dodd-Frank Act, and an exemption from the requirement to hold a non-binding shareholder advisory vote on executive compensation. The Company is also permitted to provide scaled down financial disclosure.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee of our Board related to 2020 compensation.

Bally’s compensation philosophy focused on the following principal objectives:

•paying for performance based on achievement of corporate and any applicable individual objectives;
•paying competitively to attract, retain and motivate exceptional management performance; and
•aligning management compensation with the achievement of business objectives and the creation of value for stakeholders.

These objectives are rooted in a desire to reward results linked to both short-term and long-term performance (pay-for-performance) and to provide compensation that will attract, incentivize and retain high-caliber individuals for the most impactful management and employee positions at Bally’s. This philosophy takes into account the market practices of similarly situated peer companies and reflects the Compensation Committee’s priority of attracting and retaining the most appropriate key individuals for achievement of Bally’s strategic business plan and annual operating goals.

2020 Named Executive Officers

This CD&A focuses on the compensation of Bally’s named executive officers (the “NEOs”) as an “emerging growth company” for the year ended December 31, 2020:

•George T. Papanier, President and Chief Executive Officer
•Stephen H. Capp, Executive Vice President and Chief Financial Officer
•Marc A. Crisafulli, Executive Vice President, Strategy & Operations

Development of Bally’s Executive Compensation Programs

Role of the Compensation Committee

The Compensation Committee reviews, considers and makes determinations with respect to the compensation of Bally’s executive officers (including decisions with respect to base salary, annual bonus and long-term equity compensation). The Compensation Committee’s responsibilities include development and oversight of Bally’s incentive plans, including the approval of performance criteria to be used in connection with Bally’s performance-based compensation programs.

Role of Bally’s Executive Officers in Determining Compensation

From time to time, the Chief Executive Officer and Chief Financial Officer may provide input to the Compensation Committee with respect to the performance criteria established in connection with Bally’s performance-based compensation programs, and the Chief Executive Officer may provide input and recommendations to the Compensation Committee with respect to any individual performance goals that may be established (e.g., management objectives, etc.) in connection with those programs. However, no executive officer provides input to the Compensation Committee regarding the amount or form of compensation he receives.
Consideration of Shareholder Advisory Vote on Executive Compensation
As a newly public company in March 2019 that is an emerging growth company, if required following the expiration of the Company’s status as an emerging growth company, the Compensation Committee will consider the outcome of any say-on-pay vote occurring at any annual meeting of the shareholders of the Company when making future compensation decisions for the NEOs.
Elements of Bally’s Executive Compensation Program
In 2020, compensation for the NEOs had three principal components: (1) annual base salary, (2) eligibility for an annual cash incentive bonus, and (3) participation in Bally’s long-term, equity-based incentive program.
Base Salary
Bally’s provides Messrs. Papanier, Capp and Crisafulli, a base salary as a fixed component of compensation. Base salaries are intended to compensate each of Messrs. Papanier, Capp and Crisafulli for their respective day-to-day duties and responsibilities. In determining annual base salaries, the Compensation Committee considers a number of factors, including the NEO’s skill set and individual contributions to Bally’s. Base salaries are generally reviewed each year by the Compensation Committee for potential adjustment, but no increase in base salary from year to year is guaranteed unless called for in the NEO’s employment agreement. The base salaries for Messrs. Papanier and Capp were unchanged in 2020 from 2019. Mr. Crisafulli began employment with Bally’s in 2019.

Name	Base Salary for Year Ended 2020
George T. Papanier	$721,000
Stephen H. Capp	$600,000
Marc A. Crisafulli	$550,000
Annual Cash Incentives
For 2020, Messrs. Papanier, Capp and Crisafulli were eligible to earn a portion of their compensation in the form of a performance-based annual cash incentive pursuant to Bally’s annual pay-for-performance program (referred to as the “Annual PFP”). The Compensation Committee has historically paid annual incentive amounts under the Annual PFP in order to incentivize the achievement of objectives that are based on Bally’s operational, financial and strategic goals for the applicable year.
For 2020, Messrs. Papanier, Capp and Crisafulli were eligible to earn a cash incentive payment under the Annual PFP based on two components: (1) the level of adjusted EBITDA achievement measured during 2020 (the “Adjusted EBITDA Performance Goal”) and (2) other individual performance objectives established by the Compensation Committee in its discretion, typically of an operational or strategic nature. The Compensation Committee retained the right to adjust the payout weighting between the two Annual PFP components based on an individual’s performance in their role and other factors throughout 2020.

Adjusted EBITDA is a non-GAAP performance metric that the Company further adjusts in setting performance compensation. Adjusted EBITDA for purposes of the annual incentive compensation plan represents net income before interest expense, interest income, depreciation, amortization, share-based compensation and the provision for taxes, plus or minus adjustments for certain unusual and/or nonrecurring expense and income items.
2020 Adjusted EBITDA Performance Goal
The Compensation Committee determined that the Adjusted EBITDA Performance Goal was an appropriate performance measurement tool for the Annual PFP because it serves as a reliable indicator of Bally’s economic success. In February 2020, prior to the COVID-19 closures and curtailments, the Compensation Committee approved an Adjusted EBITDA Performance Goal target of $184.7 million for 2020 under the Annual PFP. The Compensation Committee also set higher and lower levels of achievement which would have resulted in payouts either above or below the target. The Compensation Committee sets performance targets at levels it believes will require maximum effort by management in order to achieve payouts under the Annual PFP.
2020 Strategic Objectives
The Compensation Committee also established strategic objectives that it believed would serve as appropriate indicators of strong personal and strategic performance under the Annual PFP. These goals were designed to allow the Compensation Committee to compensate each of Messrs. Papanier, Capp and Crisafulli for individual contributions to Bally’s. For 2020, the strategic objectives for Messrs. Papanier, Capp and Crisafulli, were based on current Bally’s strategic matters and initiatives, including accretive acquisitions and entry into the interactive mobile sports and iGaming market.
The following table represents the target Annual PFP bonus amounts for Messrs. Papanier, Capp, and Crisafulli for 2020, which were equal to base salaries:

Name	2020 Target Annual Incentive
George T. Papanier	$721,000
Stephen H. Capp	$600,000
Marc A. Crisafulli	$550,000

The operations of the Company were suspended for periods of time in 2020 due to limitations related to the COVID-19 pandemic. Accordingly, it became apparent by the second quarter of 2020 that the Adjusted EBITDA Performance Goal would likely not be achieved by the end of 2020 and, as a result, this goal was abandoned and no bonus payments were made for 2020 under this portion of the Annual PFP.

The Company did however continue to aggressively pursue the Company’s business strategic initiatives despite the COVID-19 pandemic, including: (1) acquisitions of new properties, including Eldorado Resort and Casino Shreveport, MontBleu Resort Casino & Spa, Casino KC, Casino Vicksburg and Bally’s Atlantic City, in addition to the pending acquisitions of Jumer’s Casino & Hotel and Tropicana Evansville Casino, (2) the acquisition of the Bally’s brand name and renaming of the Company to “Bally’s Corporation” together with its new NYSE ticker symbol “BALY,” (3) the media partnership entered into with Sinclair Broadcast Group, and (4) the acquisition of Bet.Works and formation of the Bally’s Interactive operating division. After assessing the Company’s progress against its strategic goals, in December 2020, the Compensation Committee authorized the payment of bonuses primarily in the form of vested stock awards to many participants in the Annual PFP, including the NEOs. The decision to use fully vested stock awards, instead of normal cash payments was made to further align management interests with shareholders and to conserve cash in light of the ongoing impact of the COVID-19 pandemic. In recognition of their strong leadership managing the Company during the COVID-19 pandemic and contributions to the Company’s accomplishments, Messrs. Papanier and Capp were awarded 15,794 shares and 13,143 shares, respectively, each with an approximate grant date value equal to 100% of their Annual PFP target. Although eligible under his employment agreement to receive an annual bonus, Mr. Crisafulli was not awarded any shares or cash under the Annual PFP because of the special award granted described below which was considered by the Compensation Committee in evaluating what should be paid under the Annual PFP in 2020.

The Annual PFP for 2021 has not yet been fully designed but is expected to be aligned with the 2020 Annual PFP in light of the ongoing effects of the COVID-19 pandemic.

Long-Term Incentives

In addition to short-term incentives under the Annual PFP, certain NEO’s have in the past received long-term incentive compensation in the form of equity-based compensation under the Company’s equity plans. The Compensation Committee has utilized equity-based incentives because equity-based incentives effectively align the executives’ interests with those of Bally’s stakeholders. Toward this end, the Compensation Committee has traditionally delivered a portion of each NEO’s long-term incentive compensation in the form of time-based restricted stock units (“RSUs”) and a portion in the form of performance-based restricted stock units (“PSUs”), both granted pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”). Time-based RSUs function as a retention tool and are inherently performance-based because the ultimate value delivered to the NEOs upon settlement of the RSUs is directly tied to Bally’s share price. PSUs are designed to incentivize the NEOs to achieve performance goals that are typically tied to both Bally’s annual level of Adjusted EBITDA Performance Goal achievement and the achievement of other strategic initiatives. The Compensation Committee has chosen to use the Adjusted EBITDA Performance Goal for both our Annual PFP and for our PSUs because the Compensation Committee believes that this approach balances short-term and long-term decision making and is consistent with the basic compensation philosophy that earnings growth will lead to long-term stakeholder value.

Time-based RSUs

In a continued effort to retain and attract talent and reward performance while continuing to effectively tie management’s interests to those of Bally’s stakeholders, on January 2, 2020 the Compensation Committee approved the 2020 Long Term Incentive Program (“2020 LTIP”), consisting of equity-based awards in the form of time-based RSUs. Under the 2020 LTIP, Messrs. Papanier, Capp and Crisafulli were awarded 61,117, 71,203, and 65,269 RSUs, respectively. One-third of these RSUs vested ratably on each of January 15, 2020 and December 30, 2020 (pulled forward at the discretion of the Compensation Committee from the original vesting of January 2, 2021 and had no impact on valuation), and the remaining one-third will vest on January 2, 2022, subject to the executives’ continued service with Bally’s through the final vesting date.

On May 5, 2020, in connection with an employment agreement, the Compensation Committee approved a time-based RSU award for Mr. Crisafulli of 20,027 RSUs. Half of these RSUs vested on December 31, 2020, and the remaining RSUs will vest on December 31, 2021, subject to Mr. Crisafulli’s continued service with Bally’s through the final vesting date. This award was issued such that Mr. Crisafulli’s RSU awards would align with the calendar year consistent with other NEOs and in satisfaction of the Company’s obligations under his employment agreement.

In addition, the Compensation Committee previously approved awards of RSUs to Messrs. Papanier and Capp on April 2, 2019 and to Mr. Crisafulli on May 8, 2019 under the 2015 Plan that partially vested in 2020. The RSUs granted to Mr. Papanier vested ratably on December 31, 2019 and December 31, 2020, and the RSUs granted to Messrs. Capp and Crisafulli vested one-third on each of December 31, 2019 and December 31, 2020. The remaining one-third for Messrs. Capp and Crisafulli will vest on December 31, 2021, subject to their continued service with Bally’s through such date.

Finally, RSUs granted to Mr. Papanier in March 2017 under the 2015 Plan also partially vested in 2020. Those RSUs vested ratably on January 1, 2018, 2019 and 2020.

2020 PSU Award

On May 5, 2020, the Company granted 20,027 PSUs to Mr. Crisafulli (the “2020 PSU Award”) which are eligible to vest based on the level of the Adjusted EBITDA Performance Goal achieved and the achievement of other strategic goals over two separate one-year performance periods (2020 and 2021). This award was issued such that Mr. Crisafulli’s PSU awards would align with the calendar year consistent with other NEOs and in satisfaction of the Company’s obligations under his employment agreement.

For the 2020 performance period of the 2020 PSU Award, Mr. Crisafulli was eligible to vest in performance based restricted stock units based on two components: (1) the level of achievement relative to the Adjusted EBITDA Performance Goal (as defined under the Annual PFP) and (2) other individual performance objectives established by the Compensation Committee in its discretion, typically of an operational or strategic nature. The Compensation Committee retained the right to adjust the payout weighting for the 2020 PSU award based upon an individual’s performance in their role throughout 2020.

The Compensation Committee determined in the second quarter of 2020 that Bally’s Adjusted EBITDA Performance Goal threshold achievement level would clearly not be met due to COVID-19 restrictions on Bally’s business, including the suspension of the Company’s operations for periods of time. As a result, the Compensation Committee decided to focus solely on Mr. Crisafulli’s efforts and contributions to the Company’s many strategic initiatives undertaken in 2020, including the continued execution of acquisitions of new properties, the acquisition of the Bally’s brand name and the renaming of the Company to “Bally’s Corporation,” the media partnership entered into with Sinclair Broadcast Group, the acquisition of Bet.Works and formation of Bally’s Interactive, in order to determine whether Mr. Crisafulli should earn any of his 2020 PSU Award. In reviewing Mr. Crisafulli’s performance throughout 2020, the Compensation Committee decided to exercise its discretion at year end and determined that Mr. Crisafulli should earn and vest in a number of PSUs for 2020 equal to 100% of the target number of PSUs attributable to the 2020 performance period. As a result, on March 15, 2021, Mr. Crisafulli received 10,013 of Bally’s common shares related to the 2020 performance period of the 2020 PSU Award.
Mr. Papanier and Mr. Capp were not issued PSU awards in 2020 as their 2019 PSU Awards (defined below) covered the applicable PSU obligations for this period under their employment contracts.
2019 PSU Awards
The PSUs awarded to Messrs. Papanier and Capp on April 2, 2019 and to Mr. Crisafulli on May 8, 2019 (collectively the “2019 PSU Awards”) are eligible to vest based on the level of the Adjusted EBITDA Performance Goal achieved and the achievement of other strategic goals over two separate one-year performance periods (2019 and 2020) in the case of Mr. Papanier and three separate one-year performance periods (2019, 2020 and 2021) for Messrs. Capp and Crisafulli.

For the 2020 performance periods of the 2019 PSU Awards, Messrs. Papanier, Capp and Crisafulli were eligible to vest in performance based restricted stock units based on two components: (1) the level of achievement relative to the Adjusted EBITDA Performance Goal (as defined under the Annual PFP) and (2) other individual performance objectives established by the Compensation in its discretion, typically of an operational or strategic nature. The Compensation Committee retained the right to adjust the payout weighting for the 2019 PSU award based upon an individual’s performance in their role throughout 2020.

The Compensation Committee determined in the second quarter of 2020 that Bally’s Adjusted EBITDA Performance Goal threshold achievement level would not be met due to COVID-19 restrictions on Bally’s business, including the suspension of the Company’s operations for periods of time. As a result, as discussed above, the Compensation Committee decided to focus solely on Messrs. Papanier, Capp, and Crisafulli’s efforts and contributions to the Company’s many strategic initiatives undertaken in 2020, including the continued execution of mergers and acquisitions related to the acquisition of new properties, the acquisition of the Bally’s brand name and the renaming of Company to “Bally’s Corporation,” the media partnership entered into with Sinclair Broadcast Group and the acquisition of Bet.Works and formation of Bally’s Interactive, in order to determine whether each of

Messrs. Papanier, Capp and Crisafulli should earn any of his 2020 PSU Award. In reviewing each individual’s performance throughout 2020, the Compensation Committee exercised its discretion at year end and determined that each of Messrs. Papanier, Capp and Crisafulli should earn and vest in a number of PSUs for the 2020 performance period following the completion of the Company’s 2020 financial statement audit and filing of its Form 10-K equal to 50% of the target number of PSUs attributable to the 2020 performance period that were awarded to Messrs. Papanier and Capp and 100% of the target number of PSUs attributable to the 2020 performance period that were awarded to Mr. Crisafulli under the 2019 PSU Awards. As a result, on March 15, 2021 Messrs. Papanier, Capp and Crisafulli received 10,196, 6,526 and 4,743 of Bally’s common shares, respectively, related to the 2020 performance period of the 2019 PSU Awards.

Special Equity Award to Mr. Crisafulli

In recognition of his expanded role with the Company with the assumption of responsibilities for mergers and acquisitions, legal, human resources and ESG initiatives and for his leadership efforts in connection with Bally’s 2020 initiatives, which were both operational and strategic in nature, in particular acquisitions completed and announced in 2020, and to serve as a retention tool through a period of growth and expansion, on December 30, 2020, the Compensation Committee awarded Mr. Crisafulli 109,529 RSUs. These RSUs vest ratably on December 30, 2021, December 30, 2022 and December 30, 2023, subject to his continued service with Bally’s through the applicable vesting date. As noted above, as a result of this award, Mr. Crisafulli did not receive any payment (either in cash or stock) as part of the Annual PFP.

Employment, Termination of Employment and Change-In-Control Arrangements

Bally’s does not maintain stand-alone change-in-control agreements with any of its NEOs or with any of its other officers. However, certain employment agreements with the NEOs, as described below, provide for severance benefits in connection with certain terminations following a change-in-control and certain equity award agreements with the NEOs, as described below, provide for equity vesting or payment in connection with either the occurrence of a change-in-control or certain terminations following a change-in-control. In addition, Bally’s does not provide any of the NEOs or any of its other officers with a “gross up” for so-called “golden parachute” excise tax obligations payable by the executive in connection with a change in control or a subsequent termination of the executive’s employment.

During 2020, Messrs. Papanier, Capp and Crisafulli were each party to an employment agreement with Bally’s or a subsidiary of Bally’s.

Bally’s chooses to maintain employment agreements with these NEOs because the Compensation Committee believes that employment agreements can help set the expectations of the parties and may also provide comfort to executives during periods of transition. The employment agreements with Messrs. Papanier, Capp and Crisafulli, provide for severance payments and benefits in the event of certain involuntary termination events (including following a change in control). In addition, the award agreements pursuant to which RSUs and PSUs have been granted to Messrs. Papanier, Capp and Crisafulli provide for vesting upon certain termination events and, with respect to the RSUs, for double-trigger vesting in the event of a change in control. This generally means that the RSUs will only automatically vest in full upon a change in control if the acquiring or surviving entity does not provide a replacement award (as described in the 2015 Plan) to the holder.

If the acquiring or surviving entity provides a replacement award, the vesting of the NEO’s RSUs will only accelerate upon the “involuntary termination” of his employment (as defined in the 2015 Plan to include termination due to death and disability and exclude a termination for “cause” or by the NEO without “good reason”) within two years following the change in control.

The RSU award agreements also provide that, upon a termination of employment due to the NEO’s death or disability, the number of RSUs scheduled to vest on the next applicable vesting date will vest. The 2019 RSU award agreements for Messrs. Papanier, Capp and Crisafulli and the May 2020 RSU award agreement for Mr. Crisafulli provide for full vesting upon a termination without “cause” or a termination by the NEO for “good reason” (as such terms are defined in the 2015 Plan), while Mr. Crisafulli’s December 2020 special RSU award agreement only provides for such vesting upon a termination without “cause.” The 2020 RSU award agreements for Messrs. Papanier and Capp do not provide for any accelerated vesting upon a termination without “cause” or a termination by the NEO for “good reason.”

The PSUs will fully vest at the “target” performance level upon the change in control. In the event of termination of employment due to the individual’s death, (1) any PSUs earned in respect of any previously completed performance periods will vest at the “target” performance levels, (2) the unvested PSUs attributable to the performance period during which the termination occurs will vest at the “target” level on a pro-rata based (based upon the number of days of the NEO’s service during the applicable performance period), and (3) any unvested PSUs attributable to any subsequent performance periods will be forfeited. In the event of a termination of employment by the Company without “cause” or due to the NEO’s disability, or a termination by the NEO for “good reason” (as such terms are defined in the 2015 Plan), all PSUs (including for prior, current and future performance periods) will vest based on actual performance.

For a detailed description of the employment agreements with Messrs. Papanier, Capp and Crisafulli see “Agreements with NEOs” of this Proxy Statement.

Bally’s Share Ownership Guidelines and Policies for Directors and Officers

On January 18, 2019, Bally’s adopted share ownership guidelines applicable to its directors and officers. The guidelines require that non-employee directors beneficially own, during their service on the Bally’s Board, common shares of Bally’s equal in value to at least five times their annual cash retainer. Bally's officers will be required to meet the following share ownership guidelines:

Officer Position	Value of Shares Owned
Chief Executive Officer	5 X base salary
Executive Vice Presidents	3 X base salary
Other Officers	2 X base salary

Non-employee directors and officers have five years from their initial election to the Board or beginning of their employment, as applicable, to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. When calculating whether a director or officer owns a sufficient number of shares under these guidelines, the following are included: (1) shares owned (including restricted shares, shares obtained upon option exercise, shares purchased in the open market, shares in a savings or interest plan, etc.), (2) shared ownership (e.g., shares owned or held in trust by immediate family), (3) shares the receipt of which have been deferred, (4) restricted stock units, (5) shares owned by a trust or other entity as to which the director or officer has voting or investment authority, and (6) unexercised stock options and performance stock units.

All Bally’s directors and executive officers, except for Mr. Patel, who was appointed as a non-employee director in 2021, have met the applicable guidelines as of the date of the 2020 annual report. Directors and NEOs of Bally’s beneficially own 39.4% of the outstanding common shares of Bally’s as of March 19, 2021. An affiliate of Bally’s director Soohyung Kim beneficially owns 36.4%. See “Ownership of Securities and Related Shareholder Matters” of this proxy statement.

Prohibition on Insider Trading and Hedging of Company Stock

Bally’s has adopted an insider trading policy, effective March 28, 2019, prohibiting trading in designated blackout periods by directors, officers and certain key employees or members of their immediate families, other than in a fiduciary capacity. In addition, these persons are prohibited from purchasing, selling or writing calls, puts or other options or derivative instruments on common shares of Bally’s, or otherwise hedging or pledging shares of Bally’s securities they own as collateral or security for indebtedness. This policy is intended to apply to transactions that could be deemed to be speculative, such as short sales, options trading or other similar derivative transactions in Bally’s securities, and hedging transactions, including zero-cost collars and forward sale contracts in which the individual continues to own the underlying security without the full risks and rewards of ownership. The pledging restriction is intended to apply to shares owned by the individual officer or director, and not shares owned for the benefit of others. In 2020, a waiver was granted by the Company to Mr. Rollins in regard to the Corporate Governance Guidelines and Insider Trading Policy prohibiting the pledge of shares. Mr. Rollins owned shares of Dover Downs in a brokerage margin account and as such were pledged as security for the account. Those shares were exchanged for shares of the Company in the acquisition of Dover Downs. After examining the facts and circumstances pertaining to the pledge, the Company waived the provisions of the Corporate Governance Guidelines and Insider Trading Policy in respect of those shares.

Clawback Recoupment

On January 18, 2019, Bally’s adopted a compensation recovery policy applicable to executive officers effective March 28, 2019 that allows Bally’s to clawback previously earned performance-based incentive compensation, including equity compensation, for conduct constituting fraud, or other intentional misconduct, that results in material or financial or reputational harm to the company, including such conduct that requires Bally’s to restate its previously published financial results. In the event of a restatement, the result of which is that any performance-based compensation paid would have been a lower amount had it been calculated based on such restated results, an independent director committee may recover the after-tax portion of the difference between the awarded compensation and the amount of the compensation had it been calculated based on the restated financial statements. In the event an executive officer engages in detrimental activity more generally, the committee may seek to recover any performance-based compensation previously paid to such officer.

Other Benefits and Limited Perquisites

During 2020, Messrs. Papanier, Capp and Crisafulli received health and welfare benefits under the same programs, and were subject to the same eligibility requirements, that applied to employees of Bally’s generally. Messrs. Papanier and Capp were also eligible to participate in Bally’s 401(k) plan. In connection with such participation, in 2020, Messrs. Papanier and Capp received a matching contribution from Bally’s in the amount of $4,861 and $4,055, respectively. Mr. Crisafulli was eligible to receive a matching contribution upon his first anniversary of employment with the Company in May 2020 but at that time the Company had suspended its match due to the COVID-19 pandemic, and thus Mr. Crisafulli received no match in 2020. Bally’s does not sponsor or maintain any deferred compensation programs.

In general, Bally’s NEOs do not receive perquisites or other personal benefits that are not otherwise made available to salaried employees of Bally’s generally.

Other Compensation-Related Matters

As a general matter, the Compensation Committee is responsible for reviewing and considering the various tax and accounting implications of the compensation and benefits programs it implements. Share-based compensation is expensed in accordance with FASB ASC Topic 718. In general, Bally’s recognizes share-based compensation expenses in the period in which the employee or director is required to provide service, which is generally over the vesting period of the individual share-based award. The Compensation Committee and Bally’s management also review existing compensation arrangements for tax efficiency and compliance.

Compensation Risk Assessment

The Compensation Committee has a process in place for reviewing its compensation programs for risk. When designing its compensation programs, the Compensation Committee strives to mitigate risks while retaining the design features that it believes work best to incentivize and motivate employees. The Compensation Committee reviews its compensation programs annually to ensure that its compensation programs do not encourage excessive risk-taking behavior. Based on its review, the Compensation Committee does not believe that its compensation programs and practices are reasonably likely to have a material adverse effect on Bally’s.

Compensation Committee Report *

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Bally’s Annual Report on Form 10-K for the year ended December 31, 2020 and in this proxy statement.
The foregoing report is provided by the following directors, who constitute the Compensation Committee.
COMPENSATION COMMITTEE

Jeffrey W. Rollins (Chair)
Terrence Downey
Wanda Y. Wilson

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Summary Compensation Table

The following table provides information concerning the compensation of the 2020 NEOs for each of the years ended December 31, 2020, December 31, 2019 and December 31, 2018, as applicable.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
George T. Papanier	2020	721,000	—	2,088,281	760,639	31,508	3,601,428
President & Chief Executive Officer	2019	721,000	—	1,875,044	—	27,777	2,623,821
	2018	721,000	669,171	909,149	—	20,038	2,319,358
Stephen H. Capp	2020	600,000	—	2,147,690	632,967	20,604	3,401,261
EVP & Chief Financial Officer	2019	600,000	—	1,600,022	—	16,057	2,216,079
Marc A. Crisafulli	2020	550,000	—	7,502,171	—	9,796	8,061,967
EVP, Strategy & Operations

(1)
For Messrs. Papanier, Capp and Crisafulli, the amount represents the base salary paid to each of them during the relevant year and reflects any increase in base salary that became effective during the applicable year.

(2)	For 2018, the amount shown reflects the discretionary bonus amount paid to Mr. Papanier in recognition of his leadership efforts in connection with the Company’s transformative strategic initiatives during 2018.
(3)	Amounts shown represent the grant date fair value of awards of time-based vesting RSUs and PSUs at the target level as computed under ASC 718, granted during the fiscal year indicated. For additional information, please refer to Note 13 “Equity Plans” in the Company’s Consolidated Financial Statements for the year ended December 31, 2020 included in the Company’s 2020 Annual Report on Form 10-K. For PSUs, grant date fair value is calculated based on the probable outcome of the performance result (i.e., target level of performance) for each of the performance periods. These amounts do not necessarily reflect the actual amounts that were paid to, or may be realized by, the NEO for any of the fiscal years reflected.
(4)
The amounts in this column reflect amounts earned by each NEO under the Annual PFP. In recognition of their strong leadership managing the Company during the COVID-19 pandemic and their numerous contributions to the many strategic accomplishments, Messrs. Papanier and Capp were awarded 15,794 shares and 13,143 shares, respectively, in each case equal to approximately 100% of their Annual PFP target, adjusted for share price movement on the date of grant. Refer to “2020 Strategic Objectives” section of the CD&A for further explanation.

(5)
Amounts shown for 2020 consist of (1) a gross up for Company paid health insurance premiums paid for each of the NEOs, (2) Bally’s contributions under Bally’s 401(k) plan for Messrs. Papanier and Capp in the amount of $4,861 and $4,055, respectively, (3) dividend equivalents paid to Messrs. Papanier, Capp and Crisafulli in the amount of $16,623, $6,525 and $1,581, respectively, (4) Bally’s payment of group term life insurance premiums for each of Messrs. Papanier and Capp in the amount of $1,080, and (5) contributions for the executive long-term disability policy for each of Messrs. Papanier, Capp and Crisafulli, in the amount of $729.

Grants of Plan-Based Awards

The table below provides information regarding awards granted during 2020 to our NEOs.

		Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Name		($)	($)	($)	(#)	(#)	(#)	(#)		($)
George T. Papanier	January 2, 2020	—	—	—	—	—	—	61,117	(3)	1,545,038
	February 10, 2020	—	—	—	—	20,392	—	—		543,243
	N/A	360,500	721,000	1,442,000	—	—	—	—		—
Stephen H. Capp	January 2, 2020	—	—	—	—	—	—	71,203	(3)	1,800,012
	February 10, 2020	—	—	—	—	13,051	—	—		347,679
	N/A	300,000	600,000	1,200,000	—	—	—	—		—
Marc A. Crisafulli	January 2, 2020	—	—	—	—	—	—	65,269	(3)	1,650,000
	February 10, 2020	—	—	—	—	4,743	—	—		126,354
	May 5, 2020	—	—	—	—	10,013	—	—		150,295
	May 5, 2020	—	—	—	—	—	—	20,027	(3)	300,605
	December 30, 2020	—	—	—	—	—	—	109,529	(3)	5,274,917
	N/A	275,000	550,000	1,100,000	—	—	—	—		—

(1)	This column shows the possible payouts to the NEOs under our Annual PFP for the fiscal year ended December 31, 2020 for each of “threshold”, “target” and “maximum” performance. To further align NEO interests with shareholders and to conserve cash in light of the impact of the COVID-19 pandemic, the payouts to the NEOs under the Annual PFP was paid in common shares of Bally’s instead of cash. Actual amounts paid for these incentives are reflected in the table included under “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”
(2)	The awards granted to Messrs. Papanier, Capp and Crisafulli on February 10, 2020 under the 2015 Plan represent the number of PSUs that may be earned with a one-year performance period at “target” level of performance. These PSUs were awarded on April 2, 2019. However, because the performance criteria and the target levels applicable to the 2020 PSU award are established in connection with the beginning of each one-year performance period, the amounts shown above only reflect the portion of the award that is attributable to the 2020 performance period and effectively granted during 2020. The PSU award to Mr. Crisafulli on May 5, 2020 reflects the portion of the award that is attributable to the 2020 performance period. Vesting of these PSUs is linked to our attaining certain levels of Adjusted EBITDA and achieving certain strategic goals for the year ended December 31, 2020. The PSUs earned by the NEO will be settled in the same number of common shares of Bally’s. For a detailed discussion of Bally’s long-term equity compensation program for 2020 (including the applicable performance factors and achievement levels), see the “Long-Term Incentives” section of the CD&A.
(3)	The awards represent time-based vesting RSUs granted in 2020 to the NEOs. The RSU awards to Messrs. Papanier, Capp and Crisafulli on January 2, 2020 will vest in three equal installments on January 15, 2020, December 31, 2020 and January 2, 2022. The award to Mr. Crisafulli on May 5, 2020 will vest in two equal installments on December 31 of each of 2020 and 2021. The award to Mr. Crisafulli on December 30 2020 was a special time-based RSU award in the amount of 109,529 shares that vest ratably on December 30, 2021, December 30, 2022 and December 30, 2023.
(4)	Amounts shown in this column reflect the aggregate grant date fair value of RSU and PSU awards determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning common shares of Bally’s subject to unvested equity incentive plan awards held as of December 31, 2020 by the NEOs. There were no unexercised stock options outstanding as of December 31, 2020.

		Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	Grant Date	(#)		($)	(#)		($)
George T. Papanier	January 2, 2020	20,373	(4)	1,023,336	—		—
		—		—	20,392	(7)	1,024,290
Stephen H. Capp	April 2, 2019	13,050	(5)	655,502	—		—
	January 2, 2020	23,735	(4)	1,192,209	—		—
		—		—	19,576	(7)	983,302
Marc A. Crisafulli	May 8, 2019	1,580	(6)	79,363	—		—
	January 2, 2020	21,757	(4)	1,092,854	—		—
	May 5, 2020	10,014	(6)	503,003	—		—
	December 30, 2020	109,529	(6)	5,501,642	—		—
		—		—	26,350	(8)	1,323,561

(1)	Represents unvested time-based restricted stock units.
(2)	Amounts shown in this column represent the number of outstanding RSUs and PSUs multiplied by $50.23 per share, the closing price of Bally’s common shares on the NYSE on December 31, 2020.
(3)	Represents the number of shares that may be issued pursuant to PSUs based on achievement at “target” level. The actual number of shares to be issued for each of these grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.
(4)	RSUs awarded to Messrs. Papanier, Capp and Crisafulli on January 2, 2020 vest ratably on January 15, 2020, December 30, 2020 and January 2, 2022.
(5)	RSUs awarded to Mr. Capp on April 2, 2019 vest ratably on December 31, 2019, December 31, 2020 and December 31, 2021.
(6)	RSUs awarded to Mr. Crisafulli on May 8, 2019 vest as follows: 3,162 RSUs on December 29, 2019, 4,743 RSUs on December 31, 2020 and 1,580 RSUs on May 1, 2021. RSUs awarded to Mr. Crisafulli on May 5, 2020 vest ratably on December 31, 2020 and December 31, 2021. RSUs awarded to Mr. Crisafulli on December 30, 2020 vest ratably on December 30, 2021, December 30, 2022 and December 30, 2023.
(7)	For Messrs. Papanier and Capp, 10,196 and 6,526 PSUs vested on March 15, 2021, respectively, reflecting 50% of the target number of PSUs attributable to the 2020 performance period.
(8)	For Mr. Crisafulli, 14,756 PSUs vested on March 15, 2021, reflecting 100% of the target number of PSUs attributable to the 2020 performance period.

2020 Option Exercises and Stock Vested

The following table contains information about restricted stock units held by the applicable NEO that vested during 2020. No options were exercised by the NEOs during 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
	(#)	($)
George T. Papanier	81,528	3,733,181
Stephen H. Capp	73,570	2,678,653
Marc A. Crisafulli	61,430	2,450,027

(1)	In connection with the vesting of RSUs and PSUs, our NEOs surrendered shares of stock to cover withholding taxes, thereby reducing the actual value received upon vesting. The number of shares surrendered but included in this table was: Mr. Papanier—36,966; Mr. Capp—33,591; Mr. Crisafulli—28,092.
(2)	Represents the product of the number of shares or shares underlying units vested and the closing price of Bally’s common shares on the NYSE on the vesting date.

2020 Pension Plan Benefits

None of the NEOs participate in any pension plans providing for payment or other benefits at, following or in connection with retirement.

2020 Nonqualified Deferred Compensation

None of the NEOs participate in any deferred compensation plans or programs.

Agreements with NEOs

Employment Agreements with Messrs. Papanier, Capp and Crisafulli

Bally’s or a subsidiary of Bally’s is a party to an employment agreement with each of Messrs. Papanier, Capp and Crisafulli.

The employment agreement entered into with Mr. Papanier was originally effective as of March 29, 2016 and subsequently amended on January 13, 2020 (the “Papanier Employment Agreement”). On January 20, 2021, the Papanier Employment Agreement was amended again, effective as of January 16, 2021. The latest amendment extended the term of Mr. Papanier’s employment agreement through December 31, 2023 (the “Papanier Initial Period”), subject to additional one year extensions, increased Mr. Papanier’s annual base salary to $950,000 for the remainder of the Papanier Initial Period and entitled Mr. Papanier to receive an equity award of 114,482 shares, of which 50% is to be granted in the form of time-based equity awards and 50% is to be granted in the form of PSUs, with both portions of the award vesting ratably on December 31, 2021, December 31, 2022 and December 31, 2023. The Papanier Employment Agreement also provides that Mr. Papanier is eligible to receive a target annual cash bonus equal to his base salary.

The employment agreement entered into with Mr. Capp was originally effective as of January 1, 2019 (the “Capp Employment Agreement”). On February 23, 2021, Bally’s amended the Capp Employment Agreement effective as of February 23, 2021. The amendment extended the term of Mr. Capp’s employment agreement through December 31, 2022 (the “Capp Initial Period”), subject to additional one year extensions, increased Mr. Capp’s annual base salary to $825,000 for the remainder of the Capp Initial Period and entitled Mr. Capp to receive two equity awards. The first is an equity award of 12,812 shares, of which 50% is to be granted in the form of time-based equity awards and 50% is to be granted in the form of PSUs, with both portions of the award vesting on December 31, 2021. The second is an equity award of 25,624 shares, of which 50% is to be granted in the form of time-based equity awards and 50% is to be granted in the form of PSUs, with both portions of the award vesting on December 31, 2022. The Capp Employment Agreement also provides that Mr. Capp is eligible to receive a target annual cash bonus equal to his base salary.

The employment agreement entered into with Mr. Crisafulli was originally effective as of May 1, 2019 and was subsequently amended on January 16, 2020 (the “Crisafulli Employment Agreement”). On March 16, 2021, the Crisafulli Employment Agreement was amended effective as of March 15, 2021. The latest amendment extended the term of Mr. Crisafulli’s employment agreement through December 31, 2023, subject to additional one year extensions, and increased his annual base salary for 2022 and 2023 to $600,000 and $650,000, respectively. The Crisafulli Employment Agreement also provides that Mr. Crisafulli is eligible to receive a target annual cash bonus equal to his base salary.

Upon a termination of employment by Bally’s or a subsidiary, as applicable, without “justifiable cause” with respect to Messrs. Papanier, Capp or Crisafulli or by Messrs. Papanier, Capp or Crisafulli for “good reason,” Bally’s will pay, as applicable, the following separation payments and benefits: (1) any earned but unpaid annual bonus for the year prior to the year of termination, (2) a pro-rated annual bonus for the year in which the termination of employment occurs, and (3) continued payment of annual base salary for the longer of (a) the amount of time remaining until the end of the term of the employment agreement and (b) a period of 12 months following the termination date (the “Base Salary Continuation”). The agreement with Mr. Capp also provides for continued payment of his annual bonus for the same period of time during which the Base Salary Continuation is paid. In addition, during the applicable severance period, Messrs. Papanier, Capp or Crisafulli, as applicable, will continue to be eligible to participate in Bally’s group health and dental plans (or, if the executive is ineligible to continue to participate in such plans, Bally’s will pay the executive’s COBRA premiums during the applicable period).

If Messrs. Papanier, Capp or Crisafulli’s employment is terminated by Bally’s or a subsidiary, as applicable, without “justifiable cause” or for “good reason” within 12 months following a “change in control,” Bally’s will pay, to the applicable individual, the same severance payments and benefits described above, except that the Base Salary Continuation (and annual bonus in the case of Mr. Capp) and health continuation benefits will continue for the longer of: (1) the amount of time remaining until the end of the term of the employment agreement and (2) a period of 24 months following the termination date. In addition, if Messrs. Papanier, Capp or Crisafulli’s employment is terminated as a result of the applicable individual’s death or disability, the applicable individual (or their estate, if applicable) will be eligible to receive a pro-rated portion of their annual bonus payable under the Annual PFP for the year in which such termination of employment occurred.

For purposes of Messrs. Papanier, Capp or Crisafulli’s employment agreements, “good reason” generally means (1) a material diminution in his base salary, other than a general reduction in base salary that affects all similarly situated executives of Bally’s, (2) a material diminution in his responsibilities to Bally’s (other than temporarily during periods of physical or mental incapacity or as required by applicable law), or (3) a relocation of his principal place of employment such that the distance between his primary residence as of such relocation and his principal place of employment is increased by more than 50 miles.

For purposes of the employment agreements with Messrs. Papanier, Capp and Crisafulli, a “change in control” is defined by reference to the definition included in the 2015 Stock Incentive Plan. Messrs. Papanier, Capp and Crisafulli’s right to receive the severance benefits set forth in their respective employment agreements is subject to their execution of an effective release of claims against Bally’s and its affiliates.

During the employment term and for the longer of the period of Base Salary Continuation or 12 months following the NEO’s termination date, Messrs. Papanier, Capp and Crisafulli will be subject to certain geographically-limited non-competition restrictions. Messrs. Papanier, Capp and Crisafulli will also be subject to certain non-solicitation, non-disparagement and non-disclosure restrictions.

Potential Payments Upon Termination or Change in Control

The chart below quantifies the payments and benefits to which the NEOs would have been entitled to upon termination of employment or service, or in connection with a change in control, had the applicable event occurred on December 31, 2020.

Name	Termination without Justifiable Cause or for Good Reason		Termination for Death or Disability		Termination without Justifiable Cause or for Good Reason in Connection with a Change in Control
	($)		($)		($)
George T. Papanier
Cash Severance	1,442,000	(1)	721,000	(2)	2,163,000	(5)
Health Benefits	24,643	(3)	—		49,286	(6)
Equity	2,047,626	(4)	2,047,626	(4)	4,922,841	(7)
Total	3,514,269		2,768,626		7,135,127

Stephen H. Capp
Cash Severance	1,200,000	(1)	600,000	(2)	1,800,000	(5)
Health Benefits	24,643	(3)	—		49,286	(6)
Equity	2,503,262	(4)	2,503,262	(4)	3,458,185	(7)
Total	3,727,905		3,103,262		5,307,471

Marc A. Crisafulli
Cash Severance	1,100,000	(1)	550,000	(2)	1,650,000	(5)
Health Benefits	24,643	(3)	—		49,286	(6)
Equity	4,250,312	(4)	4,250,312	(4)	7,918,056	(7)
Total	5,374,955		4,800,312		9,617,342

(1)
Assuming that a termination occurred on December 31, 2020, each of Messrs. Papanier, Capp and Crisafulli would have received continued base salary payments for 12 months following termination plus each of their respective earned bonus under the Annual PFP for 2020. For purposes of these calculations, target-level bonus amounts are reflected as earned bonuses under the Annual PFP for 2020.

(2)
Upon a termination of employment as a result of death or disability, each of Messrs. Papanier, Capp and Crisafulli would receive a pro-rata payment of his earned Annual PFP for 2020. For purposes of these calculations, target-level bonus amounts are reflected as earned bonuses under the Annual PFP for 2020.

(3)	Represents estimated costs to Bally’s of continued health benefits for 12 months.
(4)
Upon termination of employment due to death or disability, (other than for “cause” or as a result of the NEO’s termination of his employment without “good reason”), each NEO would vest in the “next-tranche” of his unvested time-based RSUs (20,373 RSUs for Mr. Papanier, 36,785 RSUs for Mr. Capp and 69,861 RSUs for Mr. Crisafulli). The 2019 RSUs granted to Messrs. Capp and Crisafulli and the May 2020 RSUs granted to Mr. Crisafulli will vest in full upon a termination without “cause” or a termination by the NEO for “good reason,” and Mr. Crisafulli’s December 2020 RSUs will fully vest only upon a termination without “cause.” Upon termination of employment without “cause” or due to the NEO’s disability, or as a result of the NEO’s termination of his employment without for “good reason,” the number of PSUs eligible to vest in respect of the applicable performance periods would also vest, assuming performance at actual performance levels (equal to 20,392 PSUs for Mr. Papanier, 13,051 PSUs for Mr. Capp and 14,756 for Mr. Crisafulli). Upon termination of employment due to the NEO’s death, any PSUs earned in respect of the prior and current performance periods will vest assuming target performance levels (but will be pro-rated for the performance period in which death occurs based on the length of the NEO’s service during such period), and unvested PSUs for subsequent performance periods will be forfeited. The total number of accelerated RSUs and PSUs was multiplied by $50.23 per share, the closing price of Bally’s common shares on the NYSE on December 31, 2020.

(5)
Assuming that a termination occurred on December 31, 2020 and that such termination occurred within one year following a change in control, each of Messrs. Papanier, Capp and Crisafulli would have received continued base salary payments for 24 months following termination plus his earned bonus under the Annual PFP for 2020. For purposes of these calculations, target-level bonus amounts are reflected as earned bonuses under the Annual PFP for 2020.

(6)	Represents estimated costs to Bally’s of continued health benefits for 24 months.
(7)
Assumes a change in control date of December 31, 2020 and that no “replacement award” is provided to the award holder in connection with such change in control. The amount shown represents the accelerated vesting of all time-based RSUs (77,614 RSUs for Mr. Papanier, 55,796 RSUs for Mr. Capp and 142,880 RSUs for Mr. Crisafulli) and the accelerated vesting of all unearned PSUs (assuming target level achievement) for the applicable performance period (equal to 20,392 PSUs for Mr. Papanier, 13,051 PSUs for Mr. Capp and 14,756 PSUs for Mr. Crisafulli). The total number of accelerated RSUs and PSUs was multiplied by $50.23 per share, the closing price of Bally’s common shares on the NYSE on December 31, 2020.

Equity Compensation Plan Information

The table below presents information as of December 31, 2020 with respect to shares issuable under our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)(3)
Equity compensation plans approved by security holders	535,887	$4.31	576,076
Equity compensation plans not approved by security holders	—	—	—
Total	535,887	$4.31	576,076

(1)
Includes an aggregate of 90,000 vested and unexercised stock options, 414,409 unvested RSUs and 31,478 unvested PSUs (based on target performance for the PSUs) outstanding at December 31, 2020. The number of shares reported for the PSUs may overstate dilution.

(2)
Represents weighted-average exercise price of stock options outstanding under the plans. The weighted-average exercise price does not apply to restricted shares, RSUs or PSUs because there is no exercise price associated with such awards.

(3)
With respect to PSUs, this column assumes that the target number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2020, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

PROPOSAL 2

ADOPTION OF AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board recommends that shareholders approve an amendment to our Charter to increase the total authorized number of common shares from 100,000,000 to 200,000,000. The Company currently has 30.9 million common shares outstanding, approximately 450,000 common shares reserved for issuance under our 2015 Stock Incentive Equity Plan and 14.7 million shares reserved for the issuance of warrants and options. In addition, if our proposed Gamesys Group plc (“Gamesys”) combination proceeds, the Company could issue between 9.1 million and 38.5 million common shares (depending on Gamesys’ shareholder elections). The additional common shares proposed to be authorized would be identical to the Company’s current common shares. The Board believes that an amendment to the Charter substantially as set forth below is in the best interest of the Company and its shareholders.

Reasons for the Amendment

The Board believes it is desirable and in the best interest of the Company and its shareholders to have a sufficient number of common shares available, as the occasion may arise, for possible future financing or acquisition transactions, stock dividends or splits, stock issuances in connection with stock-based compensation arrangements and other purposes. The proposed amendment will give the Company greater flexibility to freely pursue new business opportunities by making such additional common shares available without incurring the delay and expense of conducting a special meeting of shareholders. It is not the present intention of the Board to seek shareholder approval prior to any issuance of common shares that will become authorized by the amendment unless otherwise required by law or the Company’s listing requirements.

Effects of the Amendment; Potential Dilution and Anti-Takeover Effects

The authorization of the additional common shares will not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders, but, to the extent that the additional authorized common shares are actually issued in the future, they may decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders and have a negative effect on the market price of Bally’s common shares. Under the Charter, shareholders do not have preemptive rights with respect to the issuance of common shares, which means that current shareholders do not have a prior right to purchase any new issue of common shares in order to maintain their proportionate ownership of common shares. Although the issuance of additional common shares could, in certain instances, discourage an attempt by another person or entity to acquire control of Bally’s, Bally’s is subject to substantial regulatory restrictions on changes in control and has not proposed the increase in the number of authorized shares with the intention of using the additional authorized shares for anti-takeover purposes.

Amended and Restated Text

Section 4.01 of our Charter currently reads as follows:

“The total authorized capital stock of the Corporation shall be 100,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”). The Board may designate one or more classes of Common Stock, having such rights, preferences and privileges as the Board may determine. The number of authorized shares of the Common Stock may be increased or decreased (but the number of authorized shares of Common Stock may not be decreased below (i) the number of shares thereof then outstanding plus (ii) the number of shares of Common Stock issuable upon exercise of any outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock) by the affirmative vote of the holders of a majority in voting power of the Common Stock.”

In the event Proposal 2 is approved by shareholders, Section 4.01 of the Charter will be amended and restated in its entirety to read:

“The Corporation is authorized to issue two classes of registered capital stock, designated common stock and preferred stock. The aggregate number of registered shares that the Corporation is authorized to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

Dissenters Rights

Neither Delaware law nor our Charter or Bylaws provides our shareholders with the rights of appraisal or similar rights of dissenters with respect to the proposed amendment.

Required Vote for Approval

A majority of the common shares outstanding and entitled to vote must vote “FOR” the authorized common stock amendment for it to be approved. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have the same effect as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3

ADOPTION OF AMENDMENT TO THE COMPANY’S CHARTER TO CREATE A NEW CLASS OF PREFERRED STOCK

The Board recommends that shareholders approve an amendment to our Charter to authorize 10,000,000 shares of preferred stock and to provide that the Board is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. The Board believes that the creation of this new class of preferred stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes such as additional equity financing and acquisitions. The Board believes that an amendment to the Charter substantially as set forth below is in the best interest of the Company and its shareholders.

If this proposal is approved by shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law or rules. Instead the Board would have the power to fix the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof.

Reasons for the Amendment

The Board recommends the authorization of preferred stock to increase the Company’s financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company’s capital structure than now exists. The preferred stock will be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company’s business and operations and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

If the proposed amendment is approved, the Board will be empowered, without the necessity of further action or authorization by the Company’s shareholders, unless required in a specific case by applicable laws or regulations, to authorize the issuance of the preferred stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series. Each series of preferred stock could, as determined by the Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company’s common shares. No preferred stock is presently authorized by the Charter.

Effects of the Amendment

The issuance of shares of preferred stock may adversely affect the rights of the holders of common shares. If the Company issues preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power and economic interest of the holders of Company common shares. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock will dilute the earnings per share and book value per share of all outstanding common shares. In addition, in a liquidation, the holders of preferred stock may be entitled to receive a certain amount per share of preferred stock before the holders of common shares receive any distribution. In addition, the holders of preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of common shares when the Company seeks to take corporate action. The Company’s preferred stock also may be convertible into shares of common shares. Furthermore, preferred stock could be issued with certain preferences over the holders of common shares with respect to dividends or the power to approve the declaration of a dividend.

The foregoing are only examples of how shares of preferred stock, if issued, could result in:
•reduction of the amount of funds otherwise available for payment of dividends on common shares;
•restrictions on dividends on common shares;
•dilution of the voting power of common shares; and
•restrictions on the rights of holders of common shares to share in Company assets on liquidation until satisfaction of any liquidation preference granted to the holders of preferred stock.

In addition to financing purposes, the Company could also issue shares of preferred stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. In addition, the Board could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of common shares, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

Amended and Restated Text

Section 4.01 of our Charter currently reads as follows:

“The total authorized capital stock of the Corporation shall be 100,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”). The Board may designate one or more classes of Common Stock, having such rights, preferences and privileges as the Board may determine. The number of authorized shares of the Common Stock may be increased or decreased (but the number of authorized shares of Common Stock may not be decreased below (i) the number of shares thereof then outstanding plus (ii) the number of shares of Common Stock issuable upon exercise of any outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock) by the affirmative vote of the holders of a majority in voting power of the Common Stock.”

In the event Proposal 3 is approved by shareholders, then Section 4.01 of the Charter will be amended and restated in its entirety to read:

“The Corporation is authorized to issue two classes of registered capital stock, designated common stock and preferred stock. The aggregate number of registered shares that the Corporation is authorized to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

Additionally, in the event Proposal 3 is approved by shareholders, then Article IV of the Charter will be amended to add a new Section 4.04, which will read:

“The Preferred Stock may be issued in one or more series. The Board is hereby authorized, without any further vote or action by stockholders, to authorize the Corporation to designate and issue the Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limitation, the determination of any or all of the following:

(A) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(B) the voting powers, if any, and whether such voting powers are full or limited in such series;

(C) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(D) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;

(E) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(F) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(G) the right, if any, to subscribe for or to purchase any securities of the Corporation;

(H) the provisions, if any, of a sinking fund applicable to such series; and

(I) any other designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock.”

Dissenters Rights

Neither Delaware law nor our Charter or Bylaws provides our shareholders with the rights of appraisal or similar rights of dissenters with respect to the proposed amendment.

Required Vote for Approval

A majority of the common shares outstanding and entitled to vote must vote “FOR” the new class of preferred stock amendment for it to be approved. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have the same effect as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE FOURTH AMENDED AND RESTATED CHARTER TO CREATE A NEW CLASS OF PREFERRED STOCK.

PROPOSAL 4

ADOPTION OF AMENDMENT TO COMPANY’S CHARTER TO APPROVE PROVISIONS REQUIRED BY NEW JERSEY REGULATORS

As a condition to the granting of interim casino authorization to own and operate Bally’s Atlantic City Hotel & Casino (“Bally’s AC”) and as required by the New Jersey Casino Control Act, the New Jersey Casino Control Commission (“NJCC Commission”) and Division of Gaming Enforcement required that the Company propose to the shareholders that the Charter be amended to include certain provisions relating to shareholder compliance with New Jersey gaming license requirements. The Board proposes that shareholders adopt such amendment. If Proposal 4 is not adopted at the 2021 annual meeting, the NJCC Commission could take actions that would adversely affect our New Jersey operations, including suspending or revoking the interim authorization to own and operate Bally’s AC or denying the license. The suspension, revocation or denial of authorization in New Jersey would divert management attention and impede Bally’s strategic plan for Bally’s AC, including the operation of the FanDuel Sportsbook.

Effects of the Amendment
If the proposal is approved, the added language will provide that holders of the Company’s securities are subject to the condition that if a holder thereof is found to be disqualified, such holder will dispose of such securities. The Company’s current Charter already requires compliance with all state licensing requirements generally and the Company’s current Bylaws already include an explicit reference to the applicable provisions of the New Jersey Casino Control Act.

Amended Text

In the event Proposal 4 is approved by shareholders, then Article IV of the Charter will be amended to add a new Section 4.09, which will read:

“(A) Notwithstanding anything to the contrary contained herein, this Amended and Restated Certificate shall be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1, et seq., as amended and as may hereafter be amended from time to time (the “New Jersey Act”), to be included in the corporate charter of the Corporation, and to the extent that anything contained herein is inconsistent with the New Jersey Act, the provisions of the New Jersey Act govern. All provisions of the New Jersey Act, to the extent required by law to be stated in a corporation’s corporate charter, are incorporated herein by reference.

(B) The corporate charter provisions in this Section 4.09 shall be generally subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Sections 82d(7) and (9) of the New Jersey Act, and without limiting any other provisions of this Amended and Restated Certificate or applicable law, securities of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified pursuant to the provisions of the New Jersey Act, such holder must dispose of the securities of the Corporation. In accordance with Section 105e of the New Jersey Act, and without limiting this Section 4.09, commencing on the date the New Jersey Commission serves notice upon the Corporation of a determination of disqualification of a holder of Securities of the Corporation, it shall be unlawful for the holder to (i) receive any dividends or interest upon the holder’s securities, (ii) exercise, directly or through any trustee or nominee, any right conferred by the holder’s securities, or (iii) receive any remuneration in any form from the Corporation or any subsidiary of the Corporation for services rendered or otherwise.”

Dissenters Rights

Neither Delaware law nor our Charter or Bylaws provides our shareholders with the rights of appraisal or similar rights of dissenters with respect to the proposed amendment.

Required Vote for Approval

A majority of the common shares outstanding and entitled to vote must vote “FOR” the New Jersey regulatory amendment for it to be approved. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have the same effect as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE FOURTH AMENDED AND RESTATED CHARTER TO INCLUDE EXPLICIT NEW JERSEY GAMING LAW REQUIREMENTS.

PROPOSAL 5

APPROVAL OF 2021 EQUITY INCENTIVE PLAN

The Board recommends that shareholders approve the 2021 Equity Incentive Plan (the “2021 plan”).

The full text of the 2021 plan is attached to this proxy statement as Annex B. The principal terms of the 2021 plan are described below.

Shares Issuable

Our existing equity plan has fewer than 600,000 shares available for award. If the 2021 plan is approved by shareholders, no further grants will be made under our existing plan. If the 2021 plan is not approved by shareholders, no awards will be made under it, and the existing plan will remain in effect.

A total of 4,250,000 common shares would be issuable under the 2021 plan, subject to adjustment including share counting rules described below. Based on the closing price on the New York Stock Exchange for the Company’s common shares on March 26, 2021 of $69.85, the aggregate market value of the 4,250,000 shares was $269.9 million.

We monitor share usage by reviewing the number of common shares subject to grant, net of shares forfeited or withheld in payment of taxes which are recycled into the Plan, annually divided by our outstanding shares annually commonly referred to as our “burn rate.” Based on our weighted average shares outstanding (calculated under the treasury method and inclusive of warrants issued when a component of basic earnings per share), our annual burn rates were 0.6% for 2019 and 2.4% for 2020. The burn rate in 2020 was higher than in prior years because the grants made in 2020 included payment of the Annual PFP for most members of senior management under the Annual PFP, which was paid in fully vested stock vs. cash for 2020 in light of the COVID-19 pandemic.

2021 Plan Highlights

Types of Awards. The 2021 plan authorizes the Compensation Committee to provide for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and units, dividend equivalents, other stock-based awards and cash awards.

Administration. The 2021 plan will generally be administered by the Compensation Committee. The Compensation Committee may delegate all or part of its authority to a subcommittee.

Duration. The term of the 2021 plan would run from the date of shareholder approval and terminate on the tenth anniversary of its effective date, unless earlier terminated by our Board. Outstanding awards at termination would continue in accordance with their terms.

Eligibility. The Compensation Committee may select employees of Bally’s or any of its subsidiaries (including a person who has agreed to begin employment within 90 days), non-employee directors and certain service providers to receive awards under the 2021 plan. As of March 26, 2021, Bally’s had five non-employee directors and approximately 6,100 employees eligible to participate in the 2021 plan. No consultants are currently eligible to be participants in the 2021 plan. The basis for participation in the 2021 plan by eligible persons is the selection of such persons by the Compensation Committee (or its authorized delegate) in its discretion.

Available Shares. Subject to the adjustment and share counting provisions summarized below, the aggregate number of common shares available for awards under the 2021 plan will not exceed 4,250,000, minus, as of the plan effective date, common shares subject to awards granted under our existing plan between December 31, 2020 and the plan effective date, plus any shares added back.

Generally, the aggregate number of common shares available will be reduced by one share for every share subject to an award under the plan. If an award granted under the 2021 plan or our existing plan expires unexercised or is canceled, forfeited, settled in cash or is unearned, the shares subject to such award (to the extent of the expiration, cancellation, forfeiture, cash settlement, etc.) are added back and become available for grant under the 2021 plan.

Awards under our existing plan will generally continue in effect in accordance with their terms.

Shares issued under the 2021 plan may come from authorized but unissued stock or from treasury shares.

Share Recycling Provisions. The following share recycling rules apply:
•Common shares withheld by us, used in payment of the exercise price of a stock option or for tax withholding will be added back to the 2021 plan;
•Share-settled SARs that are not actually issued in settlement of the SAR will be added back;
•Common shares reacquired by Bally’s on the open market or otherwise to the extent of proceeds from the exercise of stock options will be added back; and
•If a participant gives up other compensation for shares based on fair market value, such shares will not count against the aggregate number of shares available under the 2021 plan.

ISO Limit. The 2021 plan provides that, subject to the adjustment and the applicable share counting provisions of the plan, up to 4,250,000 shares authorized in the plan (before any add backs) may be issued upon the exercise of incentive stock options (“ISOs”).

Types of Awards

Each award under the 2021 plan will be evidenced by an award agreement, resolution or other type of evidence approved by the Compensation Committee, which will contain such terms and provisions as the Compensation Committee approves consistent with the 2021 plan.

Stock Options. The Compensation Committee may grant options to purchase one or more Bally’s common shares, which may be ISOs intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options that are not intended to meet these requirements (called “non-qualified options”) or a combination of both. The exercise price of any option will not be less than 100% of the fair market value of Bally’s common shares on the grant date (except for conversion or substitute awards assumed in mergers or other corporate transactions) and can be paid in funds or by net settlement. Stock options under the 2021 Plan may not have a term longer than 10 years.

SARs. SARs must have base prices not less than the fair market value of Bally’s common stock on the grant date (except for conversion or substitute awards assumed in mergers or other corporate transactions). Generally, each SAR will entitle the participant to realize the excess of the fair market value over the grant date value. SARs granted under the 2021 Plan may not have a term longer than 10 years.

Restricted Shares. Restricted shares are common shares that are subject to the transfer limitations, risk of forfeiture or other restrictions imposed by the Compensation Committee at the time of grant. Restricted shares may entitle the holder thereof to voting, dividend and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer. The holder of restricted shares may accrue cash dividends.

RSUs. RSUs are rights to receive common shares, cash or a combination thereof at the end of a specified period but subject to the fulfillment of performance or other conditions. During the restriction period, the participant will have no right to ownership of the subject shares. Rights to dividend equivalents may be made part of any RSU award if the award agreement so provides.

Performance Awards and Cash Incentive Awards. Performance shares, performance units and cash incentive awards are subject to the achievement of specified performance goals. The Compensation Committee has the power to modify such objectives or the goals or actual levels of achievement if it determines that circumstances warrant so doing.

Dividends and Dividend Equivalents. The 2021 plan provides that dividends and dividend equivalents may either be paid on a current or deferred and contingent basis if the award document so provides.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards denominated in, payable in, valued in whole or in part by reference to or otherwise based on or related to, shares of Bally’s common stock or factors that may influence the value of such common stock. Such awards may be subject to such vesting and other terms as the Compensation Committee establishes, including the payment of dividends or dividend equivalents (whether or not on a deferred and contingent basis), either in cash or in additional shares of common stock, based upon the earning and vesting of such awards. The Compensation Committee may also grant cash awards as an element of or a supplement to any other award permitted under the 2021 Plan and may authorize the grant of common shares as a bonus or in lieu of obligations to pay cash or deliver other property under the 2021 plan or other compensatory arrangements.

Other Features of Awards

Transferability. Awards generally may not be assigned, pledged, hedged, sold or otherwise transferred or encumbered, other than by will or the laws of descent and distribution. In no event may any award granted under the 2021 Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s, legal incapacity to do so, by his or her, guardian or legal representative acting in a fiduciary capacity. Awards will become exercisable or vest upon a participant’s death to the extent provided in an award agreement.

No Minimum Vesting Requirement. Awards granted under the 2021 Plan would not be subject to any minimum vesting requirements, but the Compensation Committee is free to establish them.

No Repricing. The 2021 plan would prohibit the repricing of “underwater” stock options and SARs. Accordingly, subject to antidilution adjustments for stock splits, mergers and other events, without shareholder approval outstanding awards may not be amended to reduce the exercise price or base price of outstanding stock options or SARs, or to cancel “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable.

Adjustments. In the event of certain types of corporate transactions (such as a merger, spin-off, issuance of rights to purchase securities or similar event) or changes to the capital structure of Bally’s (such as; for example, an extraordinary cash dividend, stock dividend, stock split, combination of shares or recapitalization), adjustments will be made by the Compensation Committee to the number and kind of shares covered by awards under the 2021 plan, the exercise price or base price of outstanding stock options and SARs, cash incentive awards and other award terms as the Compensation Committee determines is equitably required to prevent dilution or enlargement of rights. In addition, the total number of shares available for issuance under the 2021 Plan and, to the extent the adjustment does not cause the disqualification of an ISO, the limit for ISO awards could be similarly adjusted to reflect such changes.

Clawback Provisions. The 2021 plan provides that awards may be subject to our clawback policy or otherwise provide for recoupment by us in the event that a grantee engages in detrimental activity, as provided in the award documents.

Withholding. We are generally authorized to withhold from an award or related payment amounts to cover withholding and other taxes due, including through a net share withholding arrangement. We may also retain shares otherwise due and pay the value of the retained amount (calculated based on the current market prices) over to the award recipient to satisfy estimated or other tax requirements.

Amendment and Termination. The Board generally may amend the 2021 plan at any time, but shareholder approval of certain amendments may be required by law or applicable stock exchange rules. In general, current stock exchange rules and current law require shareholder approval if an amendment would materially increase benefits accruing to participants, materially increase the number of shares issuable under the plan or materially modify the plan’s eligibility requirements. The Compensation Committee may (subject to certain exceptions) authorize the amendment of awards prospectively or retroactively, but no amendment may materially and adversely affect the rights of such participant without his or her consent (with certain exceptions). The Board may, in its discretion, terminate the plan at any time, but termination of the plan will not affect the rights of participants or their successors under any awards then outstanding.

Interpretation. The Compensation Committee is authorized to interpret the 2021 plan and any related grant document. Any such interpretation is binding on the participant unless it is inconsistent with the express terms of an award.

Allowances for Conversion Awards and Assumed Plans. Common shares issued or transferred under awards granted under the 2021 plan in substitution for or conversion of, or in connection with an assumption of, share or share-based awards of an entity engaging in a corporate merger or other corporate transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share or other limits in the 2021 plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the plan, under circumstances further described in the plan, but will not count against the aggregate share limit or other limits described above.

New Plan Benefits. Any future awards to executive officers or other employees of Bally’s and its subsidiaries under the 2021 Plan are discretionary and cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined by the Compensation Committee based on information and circumstances at the time of grant.

Consistent with its non-employee director compensation policy, which may be amended from time to time, the Company anticipates that annual restricted share awards will be granted to non-executive directors shortly after the annual meeting with a value that historically has equaled approximately 50% of the then-applicable annual cash retainer of the directors (except that the Board chair has not historically accepted compensation for his service on the Board). The aggregate dollar value of those restricted shares would be $240,000 assuming that the Board chair continues to decline to accept compensation for service as such. The specific terms and number of shares subject to the awards will be determined at the time of grant.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the federal income consequences of certain transactions under the 2021 plan. The summary does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local or foreign tax consequences, and is not intended as advice to any award recipient.

Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. The recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock actually received at payout.

Nonqualified Stock Options. In general:
•no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the exercise date; and
•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired on exercise of an ISO are disposed of prior to the expiration of either of these holding periods, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

RSUs. No income will be recognized by a participant upon the grant of an RSU. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that shares are transferred to the participant (reduced by any amount paid by the recipient). The capital gains/loss holding period for such shares received will also commence on such date.

Consequences to Bally’s. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. Generally, Section 162(m) of the Code disallows publicly traded companies from deducting compensation in excess of $1 million per year that they pay to certain executives.

Registration with the SEC

We intend to file a registration statement relating to the issuance of shares under the 2021 plan with the SEC as soon as practicable after approval of the plan.

Required Vote

Approval of the 2021 plan requires the affirmative vote of a majority of the votes cast at the meeting or by proxy. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes therefore have the same effect as a vote “AGAINST” the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL
OF THE 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte and Touche, LLP (“Deloitte”) has served as the independent registered public accounting firm for the Company since 2015, and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2021.

In the event that the shareholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will review its selection of auditors and a change in its selection may or may not occur. Even if the appointment is ratified, the Audit Committee reserves the right, in its sole discretion, to select a different independent registered public accounting firm at any time during the fiscal year without resubmitting the matter to shareholders for ratification.

A Deloitte representative is expected to attend the annual meeting and will have an opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services, other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte in connection with services rendered during the last two fiscal years.

	Years Ended December 31,
Fee Category	2020	2019
Audit Fees	$1,721,000	$1,431,000
Audit Related Fees	236,400	863,883
Tax Fees	305,550	112,359
All Other Fees	1,895	1,895
Total	$2,264,845	$2,409,137

Audit Fees consists of fees billed for professional services rendered in connection with the audit of our annual financial statements, including fees related to the review of the interim financial statements included in quarterly reports, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include, assurance engagements related to the Company’s filings with the SEC, private placements under Rule 144A of the Securities Act of 1933, as amended, accounting consultations and reviews in connection with acquisitions, attest services that are not required by law and consultations concerning financial accounting and reporting standards.

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

All Other Fees consists of fees for services other than the services reported above. In 2020 and 2019, we utilized Deloitte for a subscription to an online accounting research tool.

We did not incur any other audit and non-audit fees in 2020 and 2019.

Pre-Approval of Audit and Non-Audit Services

The Board adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE*

The Board has appointed an Audit Committee composed of four non-employee directors: Ms. Wilson (Chair), Mr. Downey, Mr. Patel and Mr. Rollins. Each of the members of the Audit Committee is “independent” as defined under the NYSE listing standards. The Board has determined that Ms. Wilson is an “audit committee financial expert” under applicable rules of the SEC, and the members of the Audit Committee satisfy the NYSE financial literacy standards.

The Audit Committee is responsible for providing independent oversight of the Company’s accounting functions and internal controls. The Audit Committee oversees Company’s financial reporting process on behalf of the Board, reviews financial disclosures, and meets privately, outside of the presence of management, with the Company’s internal auditor and with representatives of the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and reviews the independent registered public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with the Company’s management and with Deloitte & Touche, LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC, as well as Deloitte’s report included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Deloitte the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has received the written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

AUDIT COMMITTEE

Wanda Y. Wilson (Chair)
Terrence Downey
Jaymin B. Patel
Jeffrey W. Rollins

*
The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement except as otherwise explicitly specified in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Our Corporate Governance Guidelines include a written policy for the review, approval or ratification of Related Party Transactions by the Audit Committee of our Board. For this purpose, “Related Party Transactions” are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members. In considering such transactions, our Audit Committee considers the relevant facts and circumstances available to it regarding the transaction, including the material facts as to the related person’s relationship to or interest in the transaction. There were no related party transactions to report for the year ended December 31, 2020.

Related Party Transaction

On January 22, 2020, in connection with the conclusion of John E. Taylor’s service with the Company, the Company repurchased 67,955 shares of common stock from Mr. Taylor for $1.7 million.

PROPOSALS OF SHAREHOLDERS

Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2022 annual meeting of shareholders, but not included in the proxy statement, must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2022 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than February 17, 2022 and no sooner than January 18, 2022. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

OTHER MATTERS

Delivery of Proxy Materials to Households

SEC rules allow companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.

Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement or notice of internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings and receive separate or multiple annual reports, proxy statements or notice of internet availability of proxy materials for shareholders sharing the same address, please contact your broker, bank or other intermediary.

You may also obtain a separate annual report, proxy statement or notice of internet availability of proxy materials without charge by sending a written request to Bally’s Corporation, Attention: Investor Relations, 100 Westminster Street, Providence, Rhode Island 02903, or by calling us at (401) 475-8474. We will promptly send additional copies of the annual report or proxy statement or notice of internet availability of proxy materials upon receipt of such request. Shareholders sharing an address who now receive multiple copies of our annual report, proxy statement or notice of internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to shareholders with shares registered directly in their name.

Solicitation

We will bear the cost of this solicitation of proxies, including the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter. We will not pay any additional compensation to officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Other Business

The Board does not intend to present to the annual meeting any other matter not referred to above and does not presently know of any matters that may be presented to the annual meeting by others. However, if other matters come before the annual meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
BALLY’S CORPORATION

Soohyung Kim
Chairman of the Board of Directors

ANNEX A
Fourth Amended and Restated Certificate of Incorporation
of
Bally’s Corporation

Bally’s Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 23, 2004 (the “Original Certificate”). The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2004 and again on November 5, 2010 (the “First Amended and Restated Certificate”). The First Amended and Restated Certificate was further amended on February 14, 2011 and May 9, 2013, in each case, by filing a Certificate of Amendment with the Delaware Secretary of State, effective as of such dates. The First Amended and Restated Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 25, 2013 (the “Second Amended and Restated Certificate”). The Second Amended and Restated Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 8, 2014 (the “Third Amended and Restated Certificate”). The Third Amended and Restated Certificate was further amended by filing a Certificate of Amendment with the Delaware Secretary of State, effective as of November 9, 2020.
2. The Board of Directors of the Corporation (the “Board”) adopted a resolution filed with the minutes of the Board proposing and declaring advisable that the Third Amended and Restated Certificate be amended and restated.
3. This Amended and Restated Certificate has been duly executed and acknowledged by an officer of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).
4. That pursuant to a resolution of the Board, this Amended and Restated Certificate was duly adopted by the stockholders in a manner and by the vote prescribed in Sections 222, 242, and 245 of the DGCL.
5. The Third Amended and Restated Certificate is hereby amended and restated in its entirety as follows:
ARTICLE I
Section 1.01.    The name of the Corporation is Bally’s Corporation.
Section 1.02.    The Corporation is to have perpetual existence.
ARTICLE II
The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 in the County of New Castle. The name of its registered agent in the State of Delaware is The Corporation Trust Company, the address of which is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

ARTICLE IV
Section 4.01.    Authorized Stock. The Corporation is authorized to issue two classes of registered capital stock, designated common stock and preferred stock. The aggregate number of registered shares that the Corporation is authorized to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
Section 4.02.    Purchase of Shares by the Corporation. The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board or a duly authorized committee thereof.
Section 4.03.    Common Stock. The Board may designate one or more classes of Common Stock, having such rights, preferences, and privileges as the Board may determine, subject to the rights of the holders of any series of Preferred Stock. The number of authorized shares of the Common Stock may be increased or decreased (but the number of authorized shares of Common Stock may not be decreased below (i) the number of shares thereof then outstanding plus (ii) the number of shares of Common Stock issuable upon exercise of any outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock) by the affirmative vote of the holders of a majority in voting power of the Common Stock.
(A)    Voting Rights.
(1)    Except as otherwise provided herein, and subject to the rights of the holders of any series of Preferred Stock, each holder of Common Stock, as such, shall be entitled to one (1) vote in person or by proxy for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, whether voting separately as a class or otherwise.
(2)    Except as otherwise required in this Amended and Restated Certificate or by applicable law, the holders of Common Stock shall vote together as a single class on all matters.
(3)    No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.
(B)    Dividends and Distributions. Subject to the rights of the holders of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
(C)    Options, Rights, or Warrants. The Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, options, exchange rights, warrants, convertible rights, and similar rights permitting the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized, such options, exchange rights, warrants, convertible rights and similar rights to have such terms and conditions, and to be evidenced by or in such instrument or instruments, consistent with the terms and provisions of this Amended and Restated Certificate and as shall be approved by the Board.
Section 4.04.    Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized, without any further vote or action by stockholders, to authorize the Corporation to designate and issue the Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limitation, the determination of any or all of the following:

(A)    the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
(B)    the voting powers, if any, and whether such voting powers are full or limited in such series;
(C)    the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(D)    whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;
(E)    the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
(F)    the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;
(G)    the right, if any, to subscribe for or to purchase any securities of the Corporation;
(H)    the provisions, if any, of a sinking fund applicable to such series; and
(I)    any other designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock.
Section 4.05.    Board of Directors.
(A)    The number of directors constituting the Board shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation, but in no case may the number of directors be less than one, and provided that, as long as the Board is divided into classes, the number of directors shall not be less than three.
(B)    The Board shall be divided into three classes, with the term of office of one class expiring each year. The director(s) of Class I shall be elected to hold office for a term expiring at the 2014 annual meeting of shareholders, the director(s) of Class II shall be elected to hold office for a term expiring at the 2015 annual meeting of shareholders, and the director(s) of Class III shall be elected to hold office for a term expiring at the 2016 annual meeting of shareholders. Each class of directors whose term shall thereafter expire shall be elected to hold office for a three-year term.
Section 4.06.    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the rights of the holders of any series of Preferred Stock, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Section 4.07.    No Cumulative Voting. No stockholder of the Corporation shall be entitled to cumulate his or her voting power.
Section 4.08.    Transfer of Financial Interests. The Corporation shall not permit any natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, business association, unincorporated association, joint venture, governmental entity or other entity or organization (“Person”) to acquire a direct or indirect equity or economic interest in the Corporation, including but not limited to an interest as a shareholder of a corporation, partner (general or limited) of a partnership or member of a limited liability company or through the ownership of derivative interests in a Person (a “Financial Interest”) equal to or greater than 5% of the total of any class of Financial Interests unless such Person shall have first obtained a license from the Department of Business Regulation (“DBR”), an agency of the State of Rhode Island, and the Division of Lotteries of the Rhode Island Department of Revenue (the “Lottery”), and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest in the Corporation in accordance with the rules and procedures set forth by DBR and the Lottery; provided, that “Financial Interest” shall not include (i) those securities or instruments excluded from the definition of “Financial Interest” in that certain Compliance Agreement, dated as of September 28, 2010, between the DBR and UTGR, Inc., a Delaware corporation (“UTGR”), as amended and restated with effect on and after July 10, 2014 by that certain Regulatory Agreement, dated July 10, 2014, by and among DBR, the Lottery, the Corporation, UTGR and Twin River Management Group, Inc., or (ii) those securities or instruments otherwise excluded from the definition of “Financial Interest” in any written agreement entered into between the DBR, the Lottery and UTGR from time to time, or any consent, waiver or authorization from the DBR and the Lottery. Any transfer of Financial Interests in the Corporation that results in a Person acquiring 5% or greater of the total of any class of Financial Interests in the Corporation shall be null and void and shall not be recognized by the Corporation unless and until (A) such Person shall have received a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest or (B) such Person has received a prior written notice from the applicable governmental authorities (including DBR and the Lottery) that such Person is not required to hold a license from DBR and the Lottery and/or be approved as suitable by DBR and the Lottery to hold such Financial Interest. Further, once a Person shall have obtained a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold 5% or greater of the total of a class of Financial Interests in the Corporation (if required), the Corporation shall not permit any such Person to acquire Financial Interests in the Corporation equal to or in excess of twenty percent (20%) of the total of such class of Financial Interests in the Corporation (the “Control Threshold”) unless such Person shall have first obtained a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest in the Corporation equal to or in excess of the Control Threshold in accordance with the rules and procedures set forth by DBR in its sole discretion from time to time. Any transfer of Financial Interests in the Corporation that results in a Person acquiring a Financial Interest in the Corporation equal to or in excess of the Control Threshold shall be null and void and shall not be recognized by the Corporation unless and until such Person shall have received a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery with respect to such Financial Interest.
Section 4.09.    New Jersey Gaming and Regulatory Matters.
(A)    Notwithstanding anything to the contrary contained herein, this Amended and Restated Certificate shall be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1, et seq., as amended and as may hereafter be amended from time to time (the “New Jersey Act”), to be included in the corporate charter of the Corporation, and to the extent that anything contained herein is inconsistent with the New Jersey Act, the provisions of the New Jersey Act govern. All provisions of the New Jersey Act, to the extent required by law to be stated in a corporation’s corporate charter, are incorporated herein by reference.
(B)    The corporate charter provisions in this Section 4.09 shall be generally subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Sections 82d(7) and (9) of the New Jersey Act, and without limiting any other provisions of this Amended and Restated Certificate or applicable law, securities of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified pursuant to the provisions of the New Jersey Act, such holder must dispose of the securities of the Corporation. In accordance with Section 105e of the New Jersey Act, and without limiting this Section 4.09, commencing on the date the New Jersey Commission serves notice upon the Corporation of a determination of disqualification of a holder of Securities of the Corporation, it shall be unlawful for the holder to (i) receive any dividends or interest upon the holder’s securities, (ii) exercise, directly or through any trustee or nominee, any right conferred by the holder’s securities, or (iii) receive any remuneration in any form from the Corporation or any subsidiary of the Corporation for services rendered or otherwise.

Section 4.10.    Other Restrictions. The Bylaws of the Corporation may impose additional limitations or restrictions on ownership of Common Stock, Preferred Stock or Financial Interests to the extent that the Board approves, after consultation with counsel, as necessary or appropriate to assure compliance by the Corporation with any legal or regulatory requirement applicable to the Corporation or any of its subsidiaries or any license or other contract entered into by the Corporation or any of its subsidiaries with any Person not controlling, controlled by, or under common control with the Corporation. For purposes of this Section 4.10, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
ARTICLE V
Except as otherwise provided in this Amended and Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board, by affirmative vote of a majority of the whole Board, is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation. Except as otherwise provided in this Amended and Restated Certificate, the Bylaws may also be adopted, amended or repealed by the affirmative vote of a majority of the shares of the Corporation entitled to vote generally in elections of Directors that are present at a duly called annual or special meeting of stockholders at which a quorum is present. Notwithstanding the foregoing, (i) Sections 2.2, 2.7, 3.5, 3.8 and 7.12 of the Bylaws may not be repealed or amended in any respect unless such action is approved by the affirmative vote of a majority of all shares of the Corporation entitled to vote generally in elections of Directors, (ii) the provisions set forth in Sections 2.6, 2.8 and 2.9 of the Bylaws may not be repealed or amended in any respect unless the action is approved by both the affirmative vote of a majority of the whole Board and the affirmative vote of a majority of all shares of the Corporation entitled to vote generally in elections of Directors, and (iii) the provisions set forth in Section 4.05 of this Amended and Restated Certificate and Sections 3.2, 3.4, 3.6 and 3.7 of the Corporation’s Bylaws may not be repealed or amended in any respect unless the action is approved by both the affirmative vote of a majority of the whole Board and the affirmative vote of at least 75% of all shares of the Corporation entitled to vote generally in elections of Directors.
ARTICLE VI
Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE VII
The Corporation reserves the right to amend, add to or repeal any provision contained in this Amended and Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.
ARTICLE VIII
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (A) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL or (D) for any transaction from which the Director derived any improper personal benefit. If the DGCL is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s Directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification. This Corporation is authorized to indemnify the Directors and officers of this Corporation, as well as employees and agents of the Corporation, to the fullest extent permissible under Delaware law.
ARTICLE IX
Section 9.01.    Other Businesses. Subject to Section 9.02, each stockholder, each non-employee Director of the Corporation, and their respective affiliates, may engage in or possess an interest in any other business venture of any nature or description, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other person. Subject to Section 9.02, the Corporation and its stockholders shall have no rights by virtue hereof in and to such other business ventures or the income or profits derived therefrom, and the pursuit of any such venture. Subject to Section 9.02, without limiting the generality of the foregoing, each such person may, to the fullest extent permitted by the DGCL, (i) engage in, and shall have no duty to refrain from engaging in, separate businesses or activities from the Corporation or any of its subsidiaries, including businesses or activities that are the same or similar to, or compete directly or indirectly with, those of the Corporation or any of its subsidiaries, (ii) do business with any potential or actual customer or supplier of the Corporation or any of its subsidiaries and (iii) employ or otherwise engage any officer or employee of the Corporation or any of its subsidiaries.
Section 9.02.    Business Opportunities. Neither any stockholder of the Corporation, any non-employee Director of the Corporation, nor any of their respective affiliates shall have any obligation to present any business opportunity to the Corporation or any of its subsidiaries, and the Corporation hereby renounces any interest or expectancy therein, even if the opportunity is one that the Corporation or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Corporation, any subsidiary of it or any stockholder for breach of any fiduciary or other duty, as a stockholder of the Corporation, non-employee Director of the Corporation, or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its subsidiaries, provided, however, notwithstanding the foregoing, no employee of the Corporation or any of its subsidiaries may pursue or acquire such business opportunity. Nothing herein shall impede the Corporation’s ability to enter into contractual arrangements with any stockholder or any Director of the Corporation, which arrangements restrict such stockholder or Director from engaging in activities otherwise allowed by this Article IX.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by its duly authorized officer on this ___ day of ___, 2021.

BALLY’S CORPORATION
a Delaware corporation.

By:
Name:	Craig Eaton
Title:	Executive Vice President, General Counsel
and Secretary

[Bally’s Amended and Restated Certificate of Incorporation - Signature Page]

ANNEX B
BALLY’S CORPORATION

2021 EQUITY INCENTIVE PLAN

1.    Purpose. The purpose of this Plan is to permit grants of awards to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants of the Company and its Subsidiaries, and to provide to such persons incentives and rewards for performance and/or service.
2.    Definitions. As used in this Plan:
(a)    “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.
(b)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)    “Committee” means the Compensation Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)    “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)    “Company” means Bally’s Corporation, a Delaware corporation, and its successors.
(j)    “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)    “Director” means a member of the Board.
(l)    “Effective Date” means the date this Plan is approved by the Shareholders.
(m)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(p)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
(i)    Profits (e.g., gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit);
(ii)    Cash Flow (e.g., free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);
(iii)    Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);
(iv)    Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);
(v)    Profit Margins (e.g., EBITDA divided by revenues, profits divided by revenues, gross margins and material margins divided by revenues, and sales margin divided by sales tons);
(vi)    Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
(vii)    Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and
(viii)    Strategic Initiatives (e.g., product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, environmental, social and governance initiatives, goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures, strategic development projects, capital markets transactions and maintenance initiatives).
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(q)    “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(r)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)    “Option Price” means the purchase price payable on exercise of an Option Right.
(t)    “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).
(v)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(w)    “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
(x)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(y)    “Plan” means this 2021 Equity Incentive Plan, as may be amended or amended and restated from time to time.
(z)    “Predecessor Plan” means the Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Equity Plan, including as amended or amended and restated from time to time.
(aa)    “Replaced Award” means an award granted under the Plan that is replaced, continued or adjusted pursuant to a Replacement Award granted by the Company or its successor following a change in control.

(bb)    “Replacement Award” means, with respect to a Replaced Award, an award that (i) is of the same type (e.g., stock option for Option Right, restricted stock for Restricted Shares, time-based restricted stock unit award for Restricted Stock Units, etc.) as the Replaced Award, (ii) that has a value at the time of grant or adjustment at least equal to the value of the Replaced Award that would vest pursuant to the applicable Evidence of Award if there were no change in control, (iii) that relates to publicly traded equity securities of the Company or its successor in the change in control or another entity that is affiliated with Company or its successor following the change in control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 1(ff) are satisfied will be made by the Committee, as constituted immediately before the change in control, in its sole discretion.
(cc)    “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(dd)    “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(ee)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ff)    “Shareholder” means an individual or entity that owns one or more Common Shares.
(gg)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(hh)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ii)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3.    Shares Available Under this Plan.
(a)    Maximum Shares Available Under this Plan.
(i)    Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by

Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 4,250,000 Common Shares, minus (y) as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between December 31, 2020 and the Effective Date, plus (z) the Common Shares that are subject to awards granted under this Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)    Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)    Share Counting Rules.
(i)    Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)    If, after December 31, 2020, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.
(iii)    For the avoidance of doubt, the following Common Shares will be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under the Predecessor Plan); (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards; (C) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights; provided, however, that any such recycling of Common Shares as described in clauses (A), (B) and (D) will be limited to 10 years from the Effective Date if such recycling involves Common Shares that have actually been issued by the Company.
(iv)    If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)    Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 4,250,000 Common Shares.
4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)    Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)    Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(f)    Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)    Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)    No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)    Option Rights granted under this Plan may provide for any dividend equivalents thereon.
(j)    Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.    Appreciation Rights.
(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)    Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii)    Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(iii)    Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)    Appreciation Rights granted under this Plan may provide for any dividend equivalents thereon.
(v)    Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(c)    Also, regarding Appreciation Rights:
(i)    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and
(ii)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
6.    Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).
(e)    Any grant of Restricted Shares may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)    Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(g)    Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.
(h)    Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
7.    Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)    Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(d)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred and contingent basis, either in cash or in additional Common Shares.

(e)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(f)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)    The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(c)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)    Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)    The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents may be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.    Other Awards.
(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)    The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)    The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on either a current or deferred and contingent basis, either in cash or in additional Common Shares.
(e)    Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)    Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a change in control.
(g)    The Committee may authorize the retention of a portion of any award upon vesting and payment of the fair market value thereof in cash in an amount elected by the participant for payment of estimated taxes (subject to limitations by law, if applicable).

10.    Administration of this Plan.
(a)    This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.    Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines in good faith is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change in control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee, in its sole discretion, determines in good faith is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.    Change in Control. For purposes of this Plan,
(a)The Committee may determine the appropriate consequences to a change in control if and as set forth in an Evidence of Award.

(b)     Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a change in control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.

13.    Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14.    International Legal Accommodations. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are nationals of countries other than the United States or who are employed by the Company or any Subsidiary outside of the United States or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.
15.    Transferability.
(a)    Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)    The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods. Awards will become exercisable or vest upon the death of a Participant to the extent provided in the applicable Evidence of Award.

16.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares delivered or required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17.    Compliance with Section 409A of the Code.
(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a change in control (including any installments or stream of payments that are accelerated on account of a change in control), a change in control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of change in control for any purpose in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.    Amendments.
(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.
(b)    Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a change in control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.
(c)    If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan and amendments deemed necessary to avoid adverse consequences of Section 409A of the Code as specified in Section 17(e) of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.    Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Shares under such awards to be added to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.    Miscellaneous Provisions.
(a)    The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)    Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or Common Shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)    No Participant will have any rights as a Shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)    If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.    Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)    Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Bally

BALLY'S CORPORATION
100 WESTMINSTER STREET
PROVIDENCE, RI 02903

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D44546-P50081

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BALLY'S CORPORATION

The Board of Directors recommends you vote FOR the following listed nominees:

	For	Against	Abstain
1. To elect the following nominees to hold office for a term of three years.			
Nominees:			
1a. Terrence Downey	☐	☐	☐
1b. Jaymin B. Patel	☐	☐	☐
1c. Wanda Y. Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6:

	For	Against	Abstain
2. Approve an increase in number of authorized shares of common stock.	☐	☐	☐
3. Approve the creation of a new class of preferred stock.	☐	☐	☐
4. Approve the addition of provisions in our charter required by New Jersey regulators.	☐	☐	☐
5. Approve the 2021 equity compensation plan.	☐	☐	☐
6. Ratify the independent auditors for 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponements thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D44547-P50081

Bally's Corporation
Annual Meeting of Shareholders
May 18, 2021 2:00 PM EASTERN TIME
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints each of Stephen H. Capp and Craig L. Eaton, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned will possess if personally present, to vote the shares of common stock of the Company at the 2021 annual meeting of shareholders via live webcast at www.virtualshareholdermeeting.com/BALY2021 at 2:00 PM Eastern Time, on May 18, 2021, and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 THROUGH 6 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side